UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12

CONTINENTAL RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Continental Resources, Inc.

Invitation to 2022 Annual Meeting of Shareholders

DATE:	Thursday, May 19, 2022
TIME:	10:00 a.m. Central Daylight Time
PLACE:	Virtual Meeting (Via Live Audio Webcast) https://web.lumiagm.com/294221297

April 7, 2022

Dear Fellow Shareholder:

Please join us at our virtual Annual Meeting on Thursday, May 19, 2022, where you will be asked to vote on: (i) the election of the directors named in this Proxy Statement to the Board of Directors; (ii) the adoption of the 2022 Long-Term Incentive Plan; (iii) the ratification of the selection of the independent auditors; and (iv) the approval, by a non-binding vote, of the compensation of our named executive officers.

The Company is again taking advantage of the Securities and Exchange Commission rule permitting us to provide proxy materials over the internet to certain of our shareholders. On or about April 7, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials to shareholders whose shares are held in an account at a brokerage firm, bank or other nominee record holder, informing you the Notice and Proxy Statement for the 2022 Annual Meeting, 2021 Annual Report and voting instructions are available online. As more fully described in that Notice, all shareholders receiving such Notice may choose to access proxy materials on the internet or may request paper copies of the proxy materials. On or about April 7, 2022, we will also mail paper copies of our Notice and Proxy Statement, 2021 Annual Report and a proxy card to each shareholder whose shares are registered directly in their name with our transfer agent, American Stock Transfer & Trust Company.

In addition to the formal items of business at the Annual Meeting, you will have an opportunity to ask questions relating to the matters to be acted upon at the Annual Meeting. Members of the senior management of Continental Resources, Inc. and our Board of Directors will be present.

Whether you are able to attend the 2022 Annual Meeting, it is important your shares be represented. Please vote your shares in accordance with the instructions contained in the materials being sent to you. Please vote as soon as possible.

We hope you participate on May 19th.

Harold G. Hamm

Chairman

William B. Berry

President and Chief Executive Officer

CONTINENTAL RESOURCES, INC.

20 N. Broadway

Oklahoma City, Oklahoma 73102

Notice of Annual Meeting of Shareholders

To Be Held On May 19, 2022

TO THE HOLDERS OF SHARES OF COMMON STOCK:

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Continental Resources, Inc. (the “Company,” “we,” “our,” or “us”) will be completely virtual and will be conducted via live audio webcast on May 19, 2022, at 10:00 a.m. C.D.T. You will be able to attend the Annual Meeting by visiting https://web.lumiagm.com/294221297.

We are holding the Annual Meeting for the following purposes:

1.

To elect the directors named in this Proxy Statement to our Board of Directors to serve until the Annual Meeting of Shareholders in 2023, and until their respective successors are duly elected and qualified or until their earlier resignation or removal (Item 1 on the proxy card);

2.	To vote on a proposal to approve the Company’s 2022 Long-Term Incentive Plan (Item 2 on the proxy card);

3.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm (Item 3 on the proxy card);

4.	To approve, by a non-binding vote, the compensation of the named executive officers (Item 4 on the proxy card); and

5.	To transact such other business as may properly be brought at the Annual Meeting or any adjournment or postponement thereof.

The Annual Meeting may be recessed from time to time and, at any reconvened meeting, action on the matters specified in this notice may be taken without further notice to shareholders unless required by the Company’s bylaws.

Shareholders of record, at the close of business on March 23, 2022, of our common stock, par value $0.01 per share, are entitled to notice of and to vote on all proposals at the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

A list of all shareholders entitled to vote at the Annual Meeting will be available for inspection during normal business hours at least ten days prior the Annual Meeting. Our offices located at 20 N. Broadway, Oklahoma City, Oklahoma 73102 are currently closed to the public due to the coronavirus (COVID-19) pandemic. Shareholders wishing to inspect shareholder lists in advance of, or during the annual meeting should send an email to ShareholderList@clr.com and follow the instructions received in response to the email.

In accordance with rules adopted by the Securities and Exchange Commission, we are pleased to furnish these proxy materials to certain of our shareholders over the internet and to certain others by mail.

BY THE ORDER OF THE BOARD OF DIRECTORS

/s/ James R. Webb

James R. Webb

Secretary

DATED: April 7, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2022

This Notice and Proxy Statement, the accompanying form proxy card and our Annual Report to shareholders are also available on the internet at https://materials.proxyvote.com/212015.

CONTINENTAL RESOURCES, INC.

Proxy Statement Annual Meeting of Shareholders May 19, 2022

How do I register to attend the virtual meeting as a beneficial owner?	59
How do I vote shares at the virtual meeting?	60
How do I ask questions at the virtual meeting?	60
How do I attend the virtual meeting as a guest?	60
What vote is required to approve the election of directors (Item 1 on the proxy card)?	60
Why is shareholder approval needed in connection with the Company’s 2022 Long-Term Incentive Plan (Item 2 on the proxy card)?	60
What vote is required to approve the Company’s 2022 Long-Term Incentive Plan (Item 2 on the proxy card)?	60
What vote is required to approve the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm (Item 3 on the proxy card)?	61
What vote is required to approve the compensation of the named executive officers (Item 4 on the proxy card)?	61
What if I do not mark a voting choice for some of the matters listed on my proxy card?	61
Could other matters be decided at the Annual Meeting?	61
What happens if the Annual Meeting is postponed or adjourned?	61
How does the Board recommend I vote on the proposals?	61
Who will serve as the inspector of election at the Annual Meeting?	61
How can I find out the results of the voting at the Annual Meeting?	61

OTHER MATTERS	62

ANNEX A—NYSE Independence Standards Generally Applicable to Directors	ANNEX A

ANNEX B—Continental Resources, Inc. 2022 Long-Term Incentive Plan	ANNEX B

Proxy Summary

This summary contains highlights about Continental Resources, Inc., and our subsidiaries (the “Company”) and the upcoming 2022 Annual Meeting of Shareholders (the “Annual Meeting”). This summary does not contain all the information you should consider in advance of the Annual Meeting and we encourage you to read the entire Proxy Statement before voting. When we refer to “us,” “we,” or “our,” we are referring to the Company.

2022 Annual Meeting of Shareholders

Date and Time:	Thursday, May 19, 2022 at 10:00 a.m. C.D.T.

Location:	Virtual meeting (via live audio webcast) https://web.lumiagm.com/294221297.

Record Date:	March 23, 2022 (the “Record Date”)

Mail Date:	We intend to mail a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), or the Proxy Statement, 2021 Annual Report, and Proxy Card (or voter information form if the Proxy Statement is being sent by a broker, bank or other nominee record holder (collectively, a “Broker”)), as applicable, on or about April 7, 2022 to our shareholders.

Voting:	Shareholders as of the Record Date may vote. Each share of our Common Stock, par value $0.01 per share (“Common Stock”), is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. Each shareholder’s vote is important. Please complete and return your proxy or voter information form or submit your vote and proxy online (or by telephone if you received a voter information form).

Voting Matters and Board Recommendations

Matter	Board Vote Recommendation
Election of the directors named in this Proxy Statement (Item 1, page 6)	FOR
Approval of the 2022 Long-Term Incentive Plan (Item 2, page 41)	FOR
Ratification of selection of Grant Thornton LLP (“Grant Thornton”) (Item 3, page 52)	FOR
Approve, by a non-binding vote, the compensation of the named executive officers (Item 4, page 54)	FOR

2021 Performance Highlights

Generated a Company record $3.97 billion in cash flows from operations.

Increased net income to $4.56 per diluted share in 2021, compared to a net loss of $1.65 per diluted share in 2020.

Added over 237 MMBoe to the Company’s proved reserves through acquisitions.

Diversified the Company’s operations by adding over 146,000 net leasehold acres in the Permian Basin, establishing the Company’s presence in such basin and adding over 217,000 net leasehold acres to the Company’s assets in the Powder River Basin.

Sequentially increased the quarterly dividend throughout the year to $0.20 per share in fourth quarter.

Executed $123,924,127 million in share repurchases, resulting in the acquisition of 3,198,571 shares.

Achieved continued improvement in safety performance, with Total Recordable Incident Rate decreasing to 0.33 in 2021.

Key Executive and Director Compensation Policies and Practices

Independent compensation consultants to the Compensation Committee.

No individual employment agreements.

Majority of compensation is in the form of restricted stock awards designed to align interests of executives and shareholders.

Robust stock ownership requirements – 5x of base salary for the Chairman, President, Chief Executive Officer, and Executive Vice Presidents and 3x of base salary for other executive officers, and 5x base annual retainer for directors.

Use of a relevant peer group in establishing compensation.

Minimal perquisites.

Prohibition of hedging of Company securities by executive officers and directors.

Clawback policy applicable to all executive officers.

Key Governance Policies and Practices

Voluntary establishment of Compensation Committee and Nominating, Environmental, Social & Governance Committee (the “Nominating Committee”), even though exempt from these requirements as a controlled company under New York Stock Exchange (“NYSE”) rules.

Audit and Compensation Committees composed entirely of independent directors.

Lead independent director with clearly established authority and responsibility over the governance of our Board of Directors.

Declassified Board structure.

Regular executive sessions of the Board without management present.

Board risk management oversight with a focus on the most significant risks facing the Company.

Annual evaluation process for the Board and its committees.

Director in uncontested election that does not receive a majority of “for” votes must submit his or her resignation for consideration by the Nominating Committee and the Board.

Implemented an initiative to improve diversity and inclusion on an ongoing basis.

Continued ongoing efforts to address ESG stewardship, including publication of an ESG report.

For more detailed information regarding our proxy materials and voting at the Annual Meeting, see “Questions and Answers About This Proxy Material and Voting,” at page 57.

Proposal 1:

Election of Directors

General

Our Board has seven members. Each of our current directors has been nominated to be re-elected as a director for a term to continue until the Annual Meeting of Shareholders in 2023, to serve until their respective successor has been elected and qualified or until their earlier resignation or removal. Nominated directors are listed in the table in the opposite column of this page.

The election of a director requires the affirmative vote of a plurality of the shares of Common Stock voting in person over the internet or by proxy at the Annual Meeting. All proxies received will be voted, in the absence of instructions to the contrary, “for” the re-election of Hamm G. Hamm, William B. Berry, Shelly Lambertz, Lon McCain, John T. McNabb, II, Mark E. Monroe, and Timothy G. Taylor to the Board. While “withheld” votes will not affect the outcome of the election, our Bylaws provide a nominee for director in an uncontested election who receives a greater number of “withheld” votes than “for” votes shall submit his or her offer of resignation for consideration by the Nominating Committee of the Board within ninety (90) days from the date of the election. The Nominating Committee of the Board shall consider all relevant facts and circumstances and recommend to the Board the action to be taken with respect to such resignation offer.

Should a nominee for election to the Board be unable to serve for any reason, the Board may designate a substitute nominee in which event all proxies received without instructions will be voted “for” the election of such substitute nominee. To the best knowledge of our Board, each of the named nominees will serve if elected.

The Board recommends the shareholders vote “for” the re-election of Harold G. Hamm, William B. Berry, Shelly Lambertz, Lon McCain, John T. McNabb, II, Mark E. Monroe and Timothy G. Taylor to the Board.

The following table outlines certain information about each of the director nominees as of April 7, 2022:

Name	Age	Director Since	Existing Term Expires

Harold G. Hamm	76	1967	2022

William B. Berry	69	2014	2022

Shelly Lambertz	55	2018	2022

Lon McCain	74	2006	2022

John T. McNabb, II	77	2010	2022

Mark E. Monroe	67	2001	2022

Timothy G. Taylor	68	2019	2022

Harold G. Hamm has served as non-employee Chairman since May 19, 2021. Prior to assuming the role of Chairman, he served as Executive Chairman of the Board from January 1, 2020 to May 19, 2021 and as employee Chairman prior to that. He has served as a director since our inception in 1967 and served as our Chief Executive Officer from 1967 to December 31, 2019. In addition, Mr. Hamm served as our President from October 31, 2008 to November 3, 2009. He served as Chairman of the board of directors of the publicly traded general partners of Hiland Partners, LP (“Hiland”) and Hiland Holdings GP, LP (“Hiland Holdings”), former affiliates of ours through February 13, 2015. From September 2005 through February 2012, Mr. Hamm served as a director of Complete Production Services, Inc., an oil and gas service company publicly traded on the NYSE. He has served on the board of directors of the National Fish and Wildlife Foundation since October 2017. Mr. Hamm is Chairman of Domestic Energy Producers Alliance and served as Chairman of the Oklahoma Independent Petroleum Association from June 2005 to June 2007 (currently known as the Petroleum Alliance of Oklahoma). He was President of

the National Stripper Well Association, founder and Chairman of Save Domestic Oil, Inc., served on the board of directors of the Oklahoma Energy Explorers, Oklahoma Independent Petroleum Association and is co-chairman of the Council for a Secure America.

Mr. Hamm’s role as the founder and controlling shareholder of our Company, his extensive experience in the energy industry and leadership of our Company for over 50 years, qualify him to serve on our Board and in the role as Chairman.

William B. Berry has served as our Chief Executive Officer since January 1, 2020 and as our President since April 1, 2022. Mr. Berry has been a director since May 2014. He served as Lead Director from the 2016 Annual Meeting through the 2017 Annual Meeting. Mr. Berry served as Executive Vice President, Exploration and Production, of ConocoPhillips Company (“ConocoPhillips”), a major international integrated energy company, from 2003 until his retirement on January 1, 2008. He has over 30 years of experience with ConocoPhillips and Phillips Petroleum Company, which became a part of ConocoPhillips in August 2002. While with these companies, he served at various times in other executive positions including President, Asia Pacific; Senior Vice President of Exploration and Production, Eurasia-Middle East; Vice President of Exploration and Production, Eurasia; and Vice President of International Exploration and Production, New Ventures. While at ConocoPhillips and Phillips Petroleum Company he served in various locations including London, England; Abidjan, Ivory Coast; Stavanger, Norway; Shekou and Beijing, China; and Singapore. Mr. Berry was recognized by the government of China as one of the

31 outstanding foreign experts in 1996. He has served on the board of directors of Oceaneering International, Inc. since June 2016. He served on the board of directors of Nexen Inc. from December 2008 to June 2013, Willbros Group, Inc. (“Willbros”) from February 2008 to May 2014, Access Midstream Partners, L.P. from June 2013 to May 2014, Teekay Corporation from June 2012 to December 2015, and Franks International from January 2015 to May 2020. Mr. Berry holds a bachelor’s and a master’s degree in petroleum engineering from Mississippi State University.

Mr. Berry brings extensive domestic and international experience in the oil and gas exploration and production industry and management expertise to his roles as Chief Executive Officer and as a member of the Board. Mr. Berry also brings considerable experience from his position as a director with several other publicly traded companies involved in the energy industry. We believe Mr. Berry’s extensive industry, management and director expertise qualify him to serve on our Board.

Shelly Lambertz has been a director since May 2018. She also serves as Executive Vice President, Chief Culture and Administrative Officer, a position she has held since January 12, 2022. Prior to this she served as our Chief Culture Officer and Senior Vice President, Human Resources from February 2020 to January 12, 2022 and as the Company’s Vice President, Human Resources from October 2018 to February 2020. Before joining the Company as an employee, she served as the Chief Operating Officer at Hamm Capital, a family investment and advisory firm based in Oklahoma City, from August 2011 to October 2018. Ms. Lambertz also serves as Director of the Harold Hamm Foundation. From 1999 to 2005, Ms. Lambertz was the Executive Director of the YWCA in Enid, Oklahoma. From 1996 to 1998, Ms. Lambertz was Director of Human Resources and Business Development Advisor for Hamm & Phillips Service Company. She began her career working for the U.S. House of Representatives in Washington, D.C. Positions there included Office Manager for Congressman Mickey Edwards (OK), Legislative Assistant for the Leadership Office of Minority Leader Bob Michel (IL), and Deputy Chief of

Staff for Frank Lucas (OK). Ms. Lambertz holds a bachelor’s degree in business administration from Oklahoma State University.

Ms. Lambertz’s financial, management and human resources experience, as well as her knowledge regarding the Company and its operations, qualify her to serve on our Board.

Ellis L. “Lon” McCain has been a director since February 2006 and serves as Chairman of our Audit Committee. Mr. McCain also served as Lead Director from the 2014 Annual Meeting through the 2016 Annual Meeting. Mr. McCain served as Executive Vice President and Chief Financial Officer of Ellora Energy, Inc. (“Ellora”) from July 2009 through August 2010 when Ellora was merged into a subsidiary of Exxon Mobil Corporation. Prior to Ellora, Mr. McCain was Vice President, Treasurer, and Chief Financial Officer of Westport Resources Corporation (“Westport”), a publicly traded exploration and production company, from 2001 until the sale of Westport to Kerr McGee Corporation and his retirement from Westport in 2004. From 1992 until joining Westport in 2001, Mr. McCain was Senior Vice President and Principal of Petrie Parkman & Co., an investment banking firm specializing in the oil and gas industry. From 1978 until joining Petrie Parkman & Co., Mr. McCain held senior financial management positions with Presidio Oil Company, Petro-Lewis Corporation, and Ceres Capital. He was an Adjunct Professor of Finance at the University of Denver from 1982 through 2005. Mr. McCain currently serves on the board of directors of Crescent Energy Co., which was created in December 2021 by the combination of Contango Oil & Gas Company (“Contango”) and Independence Energy, LLC (“Independence”). Prior to this he served on the board of directors of Contango, a domestic exploration and production company traded on the NYSE from 2013 until it combined with Independence. He also serves on the board of directors of Cheniere Energy Partners, GP, LLC, the general partner of Cheniere Energy Partners, L.P., a publicly traded partnership, a position he has held since 2007. Mr. McCain received a B.A. in business administration and an M.B.A. with a major in finance from the University of Denver.

Mr. McCain brings extensive business, financial and management expertise to the Company from his background as Chief Financial Officer of Ellora and Westport and from his tenure as an investment banker specializing in the oil and gas industry. Mr. McCain also brings considerable experience from his position as a director with several other energy companies. We believe Mr. McCain’s extensive business, financial, management and director expertise qualify him to serve on our Board and as Chairman of our Audit Committee.

John T. McNabb, II has served as a director since May 2010, as Lead Director since May 2020. He was also appointed as Lead Director on November 2, 2011 and served in that capacity through the 2013 Annual Meeting. Mr. McNabb served as Chairman and Chief Executive Officer of Willbros, an international energy engineering and construction firm, from October 2014 through November 2015. He was a co-founder of Growth Capital Partners, L.P. in April 1992 and Chairman of its Management Committee through June 2011 at which time it was sold to Duff & Phelps, where he became Vice Chairman of Corporate Finance and later Vice Chairman of Investment Banking from July 2011 to June 2014. He was formerly a Managing Director of Bankers Trust New York Corporation (“Bankers Trust”) and a board member of BT Southwest Inc., a wholly-owned subsidiary of Bankers Trust. Mr. McNabb went to Bankers Trust from The Prudential Insurance-Company of America where he had a six year career, commencing in 1984, in positions with Prudential-Bache Securities, The Prudential Corporate Finance Group and Prudential Capital Corporation, a merchant banking affiliate of The Prudential. He started his career with Mobil Oil Corporation in its exploration and production division. Mr. McNabb holds B.A. and M.B.A. degrees from Duke University. Mr. McNabb has served on the board of directors of eight public companies, including Cypress Environmental Partners, L.P., where he serves as Chairman of the Audit Committee and is a member of the Conflicts Committee, Willbros, from 2006 to 2016, where he served as Chairman of the Board and on the Audit Committee (including service as Chairman of such committee), Finance and Executive Committees, and Hiland Partners, GP, LLC, from 2006 to 2009, where he served as Chairman of the Conflicts Committee and as a member of the Compensation Committee. Mr. McNabb also serves as Vice Chairman of The Council for a Secure America and, as a result of a presidential appointment, is a member of the board of trustees of the United States National Holocaust Memorial Council where he serves on the Finance and Governance Committees. Mr. McNabb also serves on the board of directors of the Hamm Institute for American Energy at Oklahoma State University, where he will serve as a teaching fellow. Mr. McNabb served as Chairman of the Board of Visitors at the University of Houston from 2013 to 2015 where he also taught as an Executive Professor of Finance. Mr. McNabb is an emeritus member of the Board of Visitors of the Fuqua School of Business at Duke University.

Mr. McNabb’s extensive banking and investment company experience and his direct work in the oil and gas production and service segments, including his service as Chief Executive Officer of Willbros, make him well suited to serve on our Board. Mr. McNabb’s leadership skills as Founder and Chairman of the board of directors of Growth Capital Partners, L.P. and his public company experience as an audit and compensation committee member also make him well qualified to serve on our Board. We believe this experience qualifies him to serve on our Board as Lead Director.

Mark E. Monroe has served as a director since November 2001 and serves as Chairman of our Nominating, Environmental, Social & Governance Committee. Mr. Monroe served as Lead Director from the 2017 Annual Meeting through the 2020 Annual Meeting. Mr. Monroe was our President and Chief Operating Officer from October 2005 until October 31, 2008. He was Chief Executive Officer and President of Louis Dreyfus Natural Gas Corp. prior to its merger with Dominion Resources, Inc. in October 2001. After the merger, Mr. Monroe was a consultant and served as a member of the board of directors of Unit Corporation, a NYSE publicly traded onshore drilling and oil and gas exploration and production company from October 2003 through October 2005. He has served on the board of directors of Seven Generations Energy Ltd., a publicly traded Canadian energy producer, since October 2018 and as Chairman of the Board since January 2019. He served on the board of directors of Rose Rock Midstream GP, LLC, the general partner of Rose Rock Midstream, L.P., from December 2011 to April 1, 2016. He has served as Chairman, and as a board member, of the Oklahoma Independent Petroleum

Association, served on the Domestic Petroleum Council and the National Petroleum Council, and on the boards of directors of the Independent Petroleum Association of America, the Oklahoma Energy Explorers, and the Petroleum Club of Oklahoma City. Mr. Monroe is a Certified Public Accountant and received his B.A. in business administration from the University of Texas at Austin.

Mr. Monroe’s extensive executive and financial experience from his service in positions as Chief Executive Officer, President and Chief Financial Officer at various public oil and gas companies qualify him to serve on our Board and as the Chairman of our Nominating, Environmental, Social & Governance Committee.

Timothy G. Taylor has been a director since November 2019 and serves as Chairman of our Compensation Committee. Mr. Taylor served as President of Phillips 66 Company (“Phillips”), an integrated downstream company with refining, chemicals, and midstream operations, from June 2014 until his retirement in December 2017. Prior to this, Mr. Taylor was Executive Vice President of Commercial, Marketing, Business Development, and Transportation at Phillips from May 2012 to June 2014. While at Phillips, Mr. Taylor also served as President of Phillips 66 Partners from July 2013 to December 2017. Before joining Phillips, Mr. Taylor served as Chief Operating Officer of ChevronPhillips Chemical Company (“ChevronPhillips Chemical”) from February 2010 to December 2011 and Executive Vice President of Olefins/Polyolefin from July 2001 to February 2010. Prior to this, Mr. Taylor served in various executive and management positions at Phillips Petroleum Company. He started his career as a chemical engineer with Texas Eastman Company. Mr. Taylor served on the Board of Directors of ChevronPhillips Chemical from 2012 to 2017 and Phillips 66 Partners from 2013 to 2017. He serves on the advisory board of Triten Energy Partners and the Board of Trustees for Kansas State University. He holds a bachelor’s degree in Chemical Engineering from Kansas State University.

Mr. Taylor brings extensive experience in domestic and international refining, chemicals sales and marketing, energy transportation, business development and process management to the Board. We believe Mr. Taylor’s extensive midstream and industry experience and director expertise qualify him to serve on our Board and as Chairman of our Compensation Committee.

Corporate Governance Matters

We are a “controlled company” within the meaning of the listing standards of the NYSE because our Chairman, Harold G. Hamm, and members of his family own more than 50% of our outstanding shares of Common Stock. Consequently, we are not required to comply with certain NYSE listed company requirements, such as the requirement to have a majority of independent directors on our Board, or the requirement to have compensation and nominating committees. However, we are required to have an independent Audit Committee, and we have voluntarily established a Compensation Committee composed entirely of independent directors and a Nominating Committee. The Board uses the independence standards of the NYSE corporate governance rules generally applicable to directors for determining whether directors are independent. A copy of those standards is attached as Annex A. The Board additionally follows applicable rules of the Securities and Exchange Commission (“SEC”) in determining independence for committee members. The Board has determined Messrs. McCain, McNabb, Monroe, and Taylor have no relationship with the Company other than as a director and shareholder and are independent under the NYSE and SEC rules for purposes of service on the Board and its committees. Mr. Hamm is not an independent director due to his ownership of the Company and the extent of his control over the Company. Mr. Berry is not an independent director due to his service as our President and Chief Executive Officer. Ms. Lambertz is not an independent director due to her relationship to Mr. Hamm (Ms. Lambertz is the daughter of Mr. Hamm) and her current service as our Executive Vice President, Chief Culture and Administration Officer. Members of each committee are elected annually by the Board and serve for one-year terms, until their successors are elected and qualified or until their earlier resignation or removal.

The Board held 9 meetings and acted by unanimous consent 3 times during the year ended December 31, 2021. Directors are expected to attend all meetings of the Board and the committees on which they serve. To be re-nominated, directors must have attended at least 75% of the Board and applicable committee meetings during their term, and all directors did so during 2021. All then incumbent directors attended the 2021 Annual Meeting of Shareholders and all directors plan to attend the 2022 Annual Meeting. Under our Corporate Governance Guidelines, attendance at the Annual Meeting is listed as a consideration when evaluating whether a director is devoting sufficient time to his or her responsibilities.

 Board Leadership Structure     Harold G. Hamm serves as the Company’s non-employee Chairman, a role he assumed May 19, 2021. Prior to this he served as Executive Chairman from January 1, 2020 to May 19, 2021. He assumed the role of Executive Chairman in connection with transitioning the role of Chief Executive Officer to Mr. Berry as of January 1, 2020. Prior to January 1, 2020, Mr. Hamm served in the combined role of Chairman and Chief Executive Officer.

As a result of Mr. Hamm’s successful efforts in transitioning primary responsibility for oversight of the Company’s activities, Mr. Hamm has been able to transition to the role of non-employee Chairman. In such capacity Mr. Hamm is able to leverage his extensive industry experience and knowledge of the Company to provide the Company and the Board continued support in relation to strategic and stakeholder matters, as well as business development opportunities The Board believes this leadership structure is appropriate because it allows the Company to take advantage of Mr. Hamm’s considerable Company and industry experience, and has expanded the Company’s base of leadership and furthered the Company’s succession planning. The Board believes the considerable ownership stake in the Company of Mr. Hamm and his family members also supports the Board’s view that Mr. Hamm’s leadership role as Chairman is appropriate.

 Lead Director      The Board has appointed Mr. McNabb to serve as lead director with the following responsibilities similar to those typically performed by an independent Chairman: (i) preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (ii) act as a key liaison between the Chairman, Chief Executive Officer and the independent directors; (iii) provide input into the materials to be delivered to the directors in advance of each Board meeting; (iv) provide feedback regarding the quality, quantity, and timeliness of those materials; and (v) communicate Board member feedback to the Chairman and the President and Chief Executive Officer. At the February 2022 Board meeting, Mr. Taylor was appointed to serve as lead director, effective immediately following the Annual Meeting, for a period extending through the 2023 Annual Meeting.

 Risk Oversight      The Company employs a formal enterprise risk management process. The Board is responsible for overseeing our Company’s management of risk. The Board strives to effectively oversee our enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of our Company for the benefit of our shareholders. The Board understands its focus on effective risk oversight is critical to setting our Company’s tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand our Company’s risk philosophy by having regular discussions with management to establish a mutual understanding of our Company’s overall appetite for risk. The Board maintains an active dialogue with management, including the President and Chief Executive Officer, Chief Financial Officer, and Chief Risk Officer, about existing risk management processes and how management identifies, assesses and manages our most significant risk exposures, including commodity price risk, liquidity risk, reputational risk, operational risk, safety risk, cybersecurity risk, compliance risk and legal risk. James R. Webb assumed the role of Chief Risk Officer when he joined the Company on September 1, 2021 as Senior Vice President, General Counsel, Chief Risk Officer and Secretary. Mr. Webb is primarily responsible for instituting risk management practices consistent with our overall business strategy and risk profile. The Board expects, and receives, regular updates from Mr. Webb and other members of our management team about our most significant risks to enable it to evaluate whether management is responding appropriately. Senior management attends Board meetings and is available to address any questions or concerns raised by our Board on risk management-related and other matters. In addition, our Board receives presentations from senior management on strategic matters.

The Board also relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. The Audit Committee considers risks related to financial reporting including overseeing our internal controls and interacting with our independent public accounting firm at least quarterly. The Compensation Committee oversees our compensation practices to ensure they do not encourage unnecessary and excessive risk taking by management. The Nominating, Environmental, Social and Governance Committee (the “Nominating Committee”) oversees risks relating to our corporate governance and compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. Each of the Board’s committees report regularly to the Board on risk-related matters within its responsibilities. While the Board does not directly consider the Company’s risk profile and management program in assessing its leadership structure, a board member’s ability to oversee the risks associated with the matters supervised by a committee is considered in making committee appointments.

   ESG Matters      The Company has a long established ESG record and is committed to ongoing efforts to develop and implement thoughtful, systematic programs and practices to address ESG stewardship. We believe our ESG program makes an important contribution to the long-term success of the Company.

In developing our approach to ESG reporting, the Company conducted a thorough assessment to identify and prioritize those topics having the most significant impact on our stakeholders and the operations of our Company, which included research, peer benchmarking, and interviews with internal and external stakeholders. We also considered guidance from existing ESG frameworks. However, we believe the existing frameworks have shortcomings and do not adequately consider the contributions the energy industry makes to the security and well-being of the United States and the rest of the world. As a result, we have adopted a framework that considers these contributions and presents a more societal view of the contribution hydrocarbons make to modern life.

Our ESG report is available on our website at www.clr.com. We encourage our shareholders to review this report to more fully understand our approach to ESG issues and how our ESG program contributes to the long-term success of the Company.

 Board Committees    Our Board has three standing committees: (i) an Audit Committee; (ii) a Compensation Committee; and (iii) a Nominating Committee. Each committee is governed by a written charter approved by the full Board. These charters form an integral part of our corporate governance policies and are available on our website, www.CLR.com.

The tables below provide information regarding the current composition of each standing committee of our Board, the significant responsibilities of each committee as set forth in their respective charters and the number of times each committee met or acted by written consent in 2021:

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2021	Written Consents in 2021

Audit* Lon McCain, Chairman† John T. McNabb, II† Timothy G. Taylor	The Audit Committee is appointed by our Board to perform an oversight function. Pursuant to its Charter, the responsibilities of the Audit Committee are:	6	0
	select and oversee our relationship with our independent registered public accounting firm;
	review with our independent registered public accounting firm the scope and results of our annual audit and any other reviews conducted by such firm;
	discuss our earnings releases and guidance with financial management;
	review our financial statements and reports including Forms 10-K and Forms 10-Q as well as any major issues regarding accounting principles;
	review significant financial reporting issues and practices;
	monitor internal control policies and practices;
	establish procedures for receipt, consideration, and treatment of issues raised regarding accounting, internal accounting control or auditing matters;
	review our major financial risk exposures;
	review proposals of related party transactions;
	review and approve internal audit plan and budget;
	approve decisions regarding appointment and removal of chief audit executive; and
	review the effectiveness and performance of our internal audit function.

*	Following the conclusion of the Annual Meeting, the Audit Committee will be composed of the same individuals as indicated above.
†	The Board has determined this individual is an Audit Committee Financial Expert.

Additional Information Regarding the Audit Committee. Pursuant to its Charter, the Audit Committee has the authority to retain outside counsel or other experts to advise the Committee in connection with the exercise of its powers and responsibilities. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Audit Committee meets at least quarterly with our senior management, our director of internal audit and our independent auditors to discuss any matters the Audit Committee or any of these individuals or groups believe should be discussed in private. The Audit Committee makes regular reports to the Board.

In 2021, the Audit Committee discussed the financial information contained in each quarterly and annual SEC filing with the Chief Financial Officer and independent auditors prior to public release.

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2021	Written Consents in 2021

Compensation* Timothy G. Taylor, Chairman John T. McNabb Mark E. Monroe

Pursuant to its Charter, the responsibilities of the Compensation Committee are as follows:

   review our compensation philosophy and how our pay programs align with that philosophy;

   review whether risks from our compensation policies and practices are reasonably likely to have a material adverse effect;

   review and make recommendations in connection with “say on pay” votes and the frequency with which we conduct such votes;

   review and administer all compensation plans and provide oversight in connection with grants and awards under such plans;

   oversee the terms of any employment contract or change of control agreement applicable to our officers;

   oversee the drafting of the Compensation Discussion and Analysis portion of our proxy statement;

   oversee awards of stock or other equity compensation to employees;

   review and determine the individual elements of the total compensation of senior executives, including the Chief Executive Officer and Executive Chairman and recommend Chief Executive Officer and Executive Chairman compensation for approval by the Board;

   review and make recommendations to the Board with respect to director compensation; and

   oversee our share ownership guidelines applicable to non-employee directors and senior executives, including the Chief Executive Officer.

		6	1

*	Following the conclusion of the Annual Meeting, the Compensation Committee will be composed of the same individuals as indicated above.

Additional Information Regarding the Compensation Committee. The role the Compensation Committee plays in establishing our executive officer compensation is further described below in “Executive Compensation and Other Information—Compensation Discussion and Analysis.” The Compensation Committee has the authority to retain or terminate consultants, including the authority to approve the consultants’ fees and other retention terms. In 2021, the Compensation Committee employed Meridian Compensation Partners, LLC (“Meridian”) whose engagement is described in the Compensation Discussion and Analysis section herein. The Compensation Committee may delegate its responsibilities to one or more of its members, to the extent such delegation is consistent with any legal or other requirements that may apply to the actions subject to the delegation.

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2021	Written Consents in 2021

Nominating, Environmental, Social & Governance* Mark E. Monroe, Chairman Lon McCain John T. McNabb, II Harold G. Hamm† Shelly Lambertz†

Pursuant to its Charter, the responsibilities of the Nominating Committee are as follows:

   identify individuals qualified to become Board members, recommend those qualified members to the Board, and recommend the director nominees to the Board for each annual meeting of the Company’s shareholders or to fill vacancies on the Board;

   recommend nominees to the Board for each committee of the Board and review committee member qualifications;

   make recommendations to the Board regarding the composition and size of the Board;

   develop and make recommendations to the Board in connection with the director nomination process and other corporate governance matters;

   assess the independence of directors and director nominees;

   develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company;

   lead the Board in its annual review of the Board’s performance;

   provide risk oversight with respect to the areas of responsibility of the Nominating Committee set forth in its Charter;

   review succession plans relating to our Chief Executive Officer and the other executive officer positions;

   oversee director continuing education and the orientation program for new directors;

   oversee our legislative affairs activities and any political action committees;

   oversee communications between management and shareholders of the Company relating to corporate governance and;

   review and provide oversight of environmental, social and governance and sustainability issues and risks.

		5	0

*	Following the conclusion of the Annual Meeting, the Nominating Committee will be composed of the same individuals as indicated above.
†	Mr. Hamm is not independent, and Ms. Lambertz is a management director.

Corporate Governance Guidelines and Communications with the Board

We have adopted Corporate Governance Guidelines and a Code of Business Conduct in accordance with the rules of the NYSE. We last amended our Corporate Governance Guidelines in February 2021 and our Code of Business Conduct in February 2022. The Code of Business Conduct and Ethics is applicable to all employees and directors, including our principal executive, financial, and accounting officers. In addition, each of the standing committees of the Board has a charter which has been approved by the Board. Copies of the Corporate Governance Guidelines, Code of Business Conduct and Ethics, and committee charters are available on our website, www.CLR.com, and a printed copy of any of these documents will be made available to any shareholder requesting one from our Secretary.

Our Corporate Governance Guidelines require our non-management directors to meet in regularly scheduled executive sessions. Mr. McNabb presided as Lead Director over 4 executive sessions during 2021.

Each year, the Board and its committees perform a self-evaluation. As required by the Company’s Corporate Governance Guidelines, the Nominating Committee oversees this process. The performance evaluations solicit input from directors regarding the effectiveness of the Board, its committees, and individual directors. The input is sought to provide the Board as a whole, as well as individual directors, an opportunity to identify strengths, weaknesses, and opportunities for improvement. The Company’s General Counsel has individual conversations with each member of the Board and reviews each director’s responses to questions distributed to the director in advance of the conversation. The General Counsel then summarizes the results of the interviews and presents this information to the Nominating Committee. Subject to limited exceptions, the summary is prepared in a manner that assures the content isn’t identifiable as the feedback of any given director. The Nominating Committee reviews the summary and the Board is informed of self-evaluation results and recommendations. If appropriate, the Board evaluates the information presented and adopts any recommended improvements determined to be necessary or desirable. The Board believes the process described above is effective and improves the overall function and effectiveness of the Board.

Any shareholder or interested party desiring to communicate or express concerns to us, directors generally, non-management directors or an individual director may do so only by submission in writing to Continental Resources, Inc., Attn: Secretary, 20 N. Broadway, Oklahoma City, Oklahoma 73102, with information sufficient to identify the person submitting the communication or concern, including the name, address, telephone number, and an e-mail address (if applicable), together with information indicating the relationship of such person to us. Our Secretary is responsible for maintaining a record of any such communications or concerns and submitting them to the appropriate person(s) for potential action or response. We will verify the authenticity of any communication or concern before submission. We are not obligated to investigate or submit any anonymous submissions from persons who are not our employees. We have established robust policies in connection with whistleblower complaints submitted by employees and non-employees and we have established procedures designed to ensure we effectively follow such policies.

Although we are a “controlled company” under the listing standards of the NYSE, the Board has voluntarily established a Nominating Committee. Our Nominating Committee is responsible for assessing the skills and characteristics of Board members and for screening potential Board candidates. While the Nominating Committee has no minimum qualifications for candidates, the Committee generally reviews and evaluates both incumbent and potential new directors to achieve diversity of skills and experience among our directors, based on the following criteria set forth in our Corporate Governance Guidelines:

commitment and background to represent shareholder interests;

moral character and integrity;

ability to apply sound business judgment;

independence and freedom from conflicts of interest;

ability to devote time necessary to understand the Company and carry out the duties of a director, including attendance at meetings and consultation on Company matters;

ability to function as a team member and communicate effectively;

professional and personal accomplishments;

understanding of strategic issues;

ability to understand financial matters and read financial statements;

oil and gas exploration and energy experience; and

experience with risk assessment.

Qualified candidates for nomination to the Board are considered without regard to race, religion, gender, or national origin. The process used by the Nominating Committee for identifying and evaluating nominees for the Board consists of reviewing qualifications of candidates suggested by management, other Board members, shareholders, or other sources. In evaluating nominees, the Nominating Committee considers whether it has been successful in achieving the desired diversity of skills and experience based on the then current composition of the Board. The Nominating Committee will consider recommendations for nomination as a Board member by any shareholder of the Company who is a shareholder of record at the time of giving notice to the Company as provided in the Company bylaws (the “Bylaws”), is entitled to vote on the election of directors at the meeting and complies with the notice procedures set forth in our Bylaws. Such nominations shall be made pursuant to timely notice in writing to Continental Resources, Inc., Attn: Secretary, 20 N. Broadway, Oklahoma City, Oklahoma 73102.

To be timely, a shareholder’s notice or nomination shall be delivered to or mailed and received at our principal executive office (i) with respect to an election of directors to be held at the annual meeting of the shareholders of the Company, not later than ninety (90) days or more than one hundred twenty (120) days prior to the one year anniversary date of the preceding year’s annual meeting of shareholders of the Company; provided, however, if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; and (ii) with respect to a special meeting of shareholders called for the purpose of electing one or more directors to the Board, not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of the special meeting is first made. Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected), and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the shareholder.

There are no specific minimum qualifications for shareholder nominees. The Company has not previously received nominees from shareholders. All nominees, regardless of source, will be evaluated by the Nominating Committee in the same manner and using the same criteria as is used for nominees recommended by the committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. McNabb, Monroe, and Taylor. During 2021, there were no interlocking relationships as defined by the SEC.

Certain Relationships and Related

Party Transactions

Policies and Procedures

Our Audit Committee Charter provides the Audit Committee shall review all related party transactions (as defined below) and recommend approval or disapproval to the Board of any such transaction.

The Charter defines a “related party transaction” as a transaction, proposed transaction, or series of similar transactions, in which (a) we are a participant and (c) a related person (as defined below) has or will have a direct or indirect material interest. A “related person” is (a) any person who is, or at any time since the beginning of our last fiscal year was, a director, executive officer, or nominee to become a director, (b) a person known to beneficially own 5% or more of any class of our voting securities, (c) an immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law), and (d) any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or greater than 5% beneficial owner. The Audit Committee considers the adequacy of disclosure and fairness to us of the matters considered and will prohibit any transaction it determines is inconsistent with the interests of the Company and its shareholders. The Audit Committee is responsible for overseeing the establishment of processes designed to ensure the Company’s management evaluates related party transactions and presents for Audit Committee review those transactions it determines have the potential to conflict with the interests of the Company and its shareholders. In connection with the foregoing, the Company’s management may consider the Company’s past experience with related party transactions in making a determination regarding whether a related party transaction has the potential to adversely impact or conflict with the interests of the Company and its shareholders.

The Audit Committee has adopted a written policy which includes factors for committee members to consider in exercising their business judgment including (a) terms of the transaction with the related party, (b) availability of comparable products or services from unrelated third parties, (c) terms available from unrelated third parties and (d) the benefits to us. The Audit Committee recommends for approval only those related party transactions that are, in its business judgment, in our best interests and on terms no less favorable to us than we could have achieved with an unaffiliated party.

Transactions

Except as otherwise noted below, in 2021, we participated in the related party transactions described below. In 2021, there were transactions involving the compensation of Mr. Hamm (during the period from January 1, 2021 to May 19, 2021 when he served as our Executive Chairman), Ms. Lambertz and Tomas Lerum (Mr. Hamm’s son-in-law), which are discussed below. Based upon the review and recommendations of our Audit Committee, or of our Board, or other committee thereof in the case of the transactions described in the following sentence, we believe the transactions described below are in our best interests and are on terms no less favorable to us than we could have achieved with an unaffiliated party. Our Audit Committee reviewed and recommended each of the transactions described below except that a Special Committee of the Board reviewed and recommended the registration rights agreement described below under “Registration Rights Agreements—Wheatland Transaction Registration Rights Agreement;” and the full Board reviewed and recommended the registration rights agreement described below under “Registration Rights Agreements—Initial Public Offering Registration Rights Agreement” and the compensation of Mr. Hamm in connection with his service as Executive Chairman during 2021. Mr. Hamm’s compensation as Executive Chairman for the period from January 1, 2021 to May 19, 2021 is described below since his total compensation for service to the Company in all capacities during 2021 wasn’t large enough for him to qualify as an NEO (as defined below). Mr. Hamm’s compensation as our non-employee Chairman from May 19, 2021 to December 31, 2021 is described in the 2021 Director Compensation Table on page 20 below. To get a complete picture of all compensation paid to Mr. Hamm during 2021, please read the information appearing below under “Harold Hamm Compensation” together with the information for Mr. Hamm provided in the 2021 Director Compensation Table.

Royalty and Common Ownership

In 2021, we received approximately $128,000 from the Harold G. Hamm Trust (the “Hamm Revocable Trust”), a trust of which Harold G. Hamm, our Chairman, is the trustee and sole beneficiary, for billings on interests owned in various oil and gas wells which we operate. We also disbursed to the Hamm Revocable Trust approximately $359,000 in 2021 for the Hamm Revocable Trust’s share of oil and gas sales attributed to these interests which were received from the purchasers of production. At December 31, 2021, approximately $33,000 was due from the Hamm Revocable Trust and approximately $34,000 was due to the Hamm Revocable Trust.

Aircraft Related Matters

From time to time, we allow certain affiliates to use our corporate aircraft and crews and have used the aircraft of Transwestern Transports, LLC (“Transwestern”), an entity owned by Mr. Hamm, pursuant to a dry lease agreement which contains terms customary in the air transport industry to facilitate efficient transportation of personnel. In 2021, we paid Transwestern approximately $ 84,000 for use of its aircraft and reimbursement of expenses and owed $26,000 to Transwestern at December 31, 2021. Additionally, in 2021 we received approximately $5,000 from Transwestern for use of our aircraft crews and at December 31, 2021 Transwestern owed us approximately $6,300. We also have a similar dry lease agreement to use an aircraft owned by Berriere Capital LLC, an entity owned by Mr. Berry, and this agreement went into effect in February of 2021. At December 31, 2021, approximately $7,000 was due to Berriere for use of its aircraft in 2021.

Registration Rights Agreements

Initial Public Offering Registration Rights Agreement. In connection with the closing of our initial public offering in May 2007, we entered into a registration rights agreement with the Hamm Revocable Trust and the two irrevocable trusts established for the benefit of Mr. Hamm’s children pursuant to which we granted to the trusts certain demand and “piggyback” registration rights. The Hamm Revocable Trust and the two irrevocable trusts identified above transferred the securities subject to this registration rights agreement to the Family LLC in September 2015 (the “September Transfer”). As a result, the rights of the Hamm Revocable Trust and the two irrevocable trusts under this registration rights agreement may be assigned to the Family LLC at the direction of these entities. Under the registration rights agreement, each holder of securities covered by the registration rights agreement has the one time right to require us to file a registration statement for the public sale of all or part of the shares of Common Stock owned by it at any time if at least six months have passed since the last demand registration statement. In connection with a demand by any such holder, the non-demanding parties have the right to participate in such registration process. However, in the event securities are to be sold in an underwritten offering pursuant to such demand registration statement and the managing underwriter thereof advises the participants the amount of securities to be offered thereby should be limited, such limitation shall be satisfied first from the securities allocated to participants other than the demanding party.

If we sell any shares of our Common Stock in a registered underwritten offering, each holder of securities covered by the registration rights agreement has the right to include its shares in that offering. The underwriters of any such offering have the right to limit the number of shares to be included in such sale. We will pay all expenses relating to any demand or piggyback registration, except for underwriters’ or brokers’ commissions or discounts. The securities covered by the registration rights agreement will no longer be registrable under the registration rights agreement if they have been sold to the public either pursuant to a registration statement or under Rule 144 promulgated under the Securities Act of 1933, as amended.

Wheatland Transaction Registration Rights Agreement. In March 2012, the Company entered into a Reorganization and Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Wheatland Oil Inc. (“Wheatland”) and the shareholders of Wheatland. Wheatland was owned 75% by the Hamm Revocable Trust and 25% by Jeffrey B. Hume, the Company’s Vice Chairman of Strategic Growth Initiatives.

Pursuant to the Purchase and Sale Agreement, we entered into a registration rights agreement granting the Hamm Revocable Trust and Mr. Hume registration rights for the shares of Common Stock they received, at the direction of Wheatland, upon the closing of the acquisition (the “Registrable Securities”). The Hamm Revocable Trust transferred the Registrable Securities held by it to the Family LLC as part of the September Transfer. As a result, the rights of the Hamm Revocable Trust under this registration rights agreement may be assigned to the Family LLC at the direction of the Hamm Revocable Trust and Family LLC. Under the registration rights agreement, each holder of Registrable Securities has demand and “piggyback” registration rights. The demand rights enable each of the holders of Registrable Securities to require us to register their respective shares of Registrable Securities with the SEC at any time, subject to certain limited exceptions, including the requirement that the aggregate proceeds from the demand registration exceed $40 million (net of underwriting discounts and commissions) and the Company is not required to effect more than four demand registrations in any three-year period. The piggyback rights allow each of the holders of Registrable Securities to register their Registrable Securities along with any shares we register with the SEC. These registration rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares.

Harold Hamm Compensation

In 2021, Mr. Hamm served as Executive Chairman during the period described above. During this time, he received salary payments of $201,638 and other compensation of $38,526 for total Executive Chairman compensation of $240,164. The other compensation is comprised of $9,138 for personal aircraft use, $2,899 for vehicle use, $26,000 in Company matching contributions to Mr. Hamm’s account in our 401(k) plan and $489 for a club membership. See Footnotes 3(a) and 3(b), respectively, to the Summary Compensation Table on page 36 below for an explanation of how we calculate the incremental cost for aircraft and vehicle use.

Shelly Lambertz Compensation

In 2021, Ms. Lambertz served as Chief Culture Officer and Senior Vice President, Human Resources. In connection with this role, Ms. Lambertz received the following compensation: (i) annual base pay of $308,000, with an annual cash incentive bonus target of 50% of her annual base pay; (ii) a target annual stock grant value of $550,000; and (iii) participation in the Company’s benefits programs on terms consistent with the Company’s standard practices for employees at Ms. Lambertz’s level. The total number of shares of restricted Common Stock held by Ms. Lambertz at December 31, 2021 was 45,591 shares. Due to the economic environment during the pandemic, Ms. Lambertz elected to forego any increase in her base salary resulting from her promotion to this role in February 2020 effective March 8, 2020 and continuing through February 6, 2021.

In January 2022, Ms. Lambertz was appointed as Executive Vice President, Chief Culture and Administrative Officer. In connection with her appointment, the following compensation was approved: (i) annual base pay of $600,000; (ii) an annual cash incentive bonus target of 100% of her annual base pay; and (iii) a target annual stock grant value of $2,100,000. In association with the promotion, Ms. Lambertz also received an additional aggregate amount of $1,647,156 added to existing restricted stock awards vesting from 2022 to 2024, with $11,045, $559,722, and $1,076,389 in value being added to the shares vesting on each of February 15, 2022, 2023 and 2024, respectively. Ms. Lambertz is the daughter of Mr. Hamm.

Thomas Lerum Compensation

In February 2022, the Audit Committee approved the following compensation for Mr. Lerum in his role as Manager, Corporate Planning; (i) annual base pay of $153,000, with an annual cash incentive bonus target of 25% of his annual base pay; (ii) a target annual stock grant value of $45,000; and (iii) participation in the Company’s benefits programs on terms consistent with the Company’s standard practices for employees hired at Mr. Lerum’s level. Mr. Lerum is the son-in-law of Mr. Hamm.

Director Compensation

General

The Compensation Committee reviews annually the total compensation paid to our non-employee directors. The purpose of the review is to ensure the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties, and to fairly compensate our directors for their service. This review includes consideration of qualitative and quantitative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Compensation Committee considers: (a) the time and effort involved in preparing for Board, committee and management meetings and the additional duties assumed by committee chairs; (b) the risks associated with serving on the Board; and (c) the compensation paid to directors at a peer group of companies as reported by the Compensation Committee’s compensation consultant.

2021 Director Compensation Table

The following table summarizes the compensation of non-employee directors for the year ended December 31, 2021:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	Other ($)(4)	Total ($)

Harold G. Hamm	179,876	617,715	26,591	824,182

Lon McCain	97,000	205,915	—	302,915

John T. McNabb, II	109,000	205,915	—	314,915

Mark E. Monroe	97,000	205,915	—	302,915

Timothy G. Taylor	97,000	205,915	—	302,915

(1)

This table lists the individuals who served as non-employee directors during all or part of 2021. Directors who are also full-time employees receive no compensation for serving as directors. As a result, the compensation information for Mr. Berry and Ms. Lambertz is not reported in the table above. Mr. Berry’s compensation for his service as an employee during 2021 is fully reported within the Summary Compensation Table at page 35. A summary of Ms. Lambertz’s compensation as an employee during 2021 appears in “Certain Relationships and Related Party Transactions—Shelly Lambertz Compensation” at page 19. Mr. Hamm was an employee Executive Chairman until May 19, 2021, at which time his role changed to non-employee Chairman. The information appearing for Mr. Hamm in the table above relates to his compensation as a non-employee director from May 19, 2021 through the end of 2021. Mr. Hamm’s compensation is greater than the other non-employee directors in recognition of the increased responsibilities associated with his service as Chairman. A summary of Mr. Hamm’s compensation as our Executive Chairman from January 1, 2021 to May 19, 2021 appears in “Certain Relationships and Related Party Transactions—Harold Hamm Compensation” at page 19.

(2)

The amounts in this column represent the aggregate grant date fair value for grants in fiscal year 2021 computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”), disregarding the estimate of potential forfeitures. See “Equity-Based Compensation” below. A discussion of the grant date fair value calculation can be found in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC. Mr. Hamm received a stock award of 20,618 restricted shares of Common Stock on May 19, 2021, which vests May 1, 2022. Each of the other directors listed above received a stock award of 6,873 shares on May 19, 2021, which vests on May 1, 2022.

(3)

The following restricted stock awards were outstanding as of December 31, 2021: Mr. Hamm, 20,618, Mr. McCain, 6,873 shares; Mr. McNabb, 6,873 shares; Mr. Monroe, 6,873 shares; and Mr. Taylor, 6,873 shares. Unvested shares receive cash dividends, if any, at the same rate as other shareholders and all non-employee directors receive payment in connection with accrued dividend payments at the time the shares related to any accrued dividends vest.

(4)

Includes $22,050 for personal aircraft use and $4,541 for vehicle use. See Footnotes 3(a) and 3(b), respectively, to the Summary Compensation Table on page 36 below for an explanation of how we calculate the incremental cost for these items.

We reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services as directors in accordance with our general expense reimbursement policies. Non-employee directors may participate in our medical and dental benefit programs, which are available to all full-time employees, as well as the Company’s non-qualified deferred compensation program (“DCP”). No non-employee director participated in the DCP during 2021. Information regarding the material terms of our DCP may be found on page 38.

2021 Retainers / Fees

During 2021, the retainer structure provided that all non-employee directors, other than the Chairman, receive a base annual retainer of $97,000. The Lead director also receives an annual retainer described below. No other cash compensation is paid to our non-employee directors, other than Mr. Hamm under the current structure, which remains in effect as of April 7, 2022.

Mr. Hamm receives an annual retainer of $291,000 in connection with his service as Chairman. Mr. Hamm also receives access to a personal automobile and use of the Company’s aircraft. This compensation structure remains in effect as of April 7, 2022.

Any applicable annual retainer was paid quarterly on a pro-rata basis and the amounts appearing in the table above reflect the retainer rate applicable to the quarter in which it was paid.

During 2021, the amount of the annual retainer for the position of Lead Director was $12,000 and this amount remains in effect as of April 7, 2022.

Equity-Based Compensation

In addition to cash compensation, we have awarded and intend to continue to award restricted Common Stock to each of our non-employee directors, as described in Footnote 2 to the 2021 Director Compensation Table on page 20. On May 19, 2021, Mr. Hamm received a grant of 20,618 shares. Each of the other non-employee directors received a grant of 6,873 on the same date. The targeted grant value for non-employee directors other than Mr. Hamm is $212,500 and for Mr. Hamm it is $637,500, due to the increased responsibilities associated with the role of Chairman. All the grants described in the prior two sentences vest on May 1, 2022. We expect that future awards made to non-employee directors will vest one year from the grant date. The number of shares of any future award will be impacted by the value of our stock at the time of the award and other relevant factors. Through the grant of equity-based compensation, we are able to align a portion of our non-employee directors’ compensation with the performance of our Common Stock.

We have adopted a Common Stock ownership requirement for non-employee directors. Each non-employee director is required to own shares of our Common Stock with a market value equal to at least five times the base annual retainer. In addition, we have a policy which prohibits certain employees and directors from holding our securities in a margin account or pledging our securities as collateral, unless permission is received from our General Counsel in writing. We also have a policy prohibiting non-employee directors from engaging in transactions which may hedge the value of our securities held by them. For a more detailed discussion of the policy described in the prior sentence, see “Hedging Policy” on page 34 below.

Until the stock ownership guideline is achieved, each non-employee director is required to retain 100% of the shares received as a result of restricted shares granted under our 2013 Long-Term Incentive Plan (the “2013 Plan”) or any other equity compensation plan we may maintain from time to time. The stock ownership calculation is determined as of December 31 each year based upon the average closing price of the Common Stock for the year compared to the non-employee director’s base annual retainer as of such date. Compliance with the guidelines is also determined each time each non-employee director sells shares, based on the closing price of our Common Stock on the date clearance to sell the relevant shares is granted. Shares owned directly by, or held in trust for, the non-employee director or his or her immediate family members residing in the same household and unvested restricted shares are included in the calculation. The Compensation Committee reviewed the non-employee directors’ stock ownership and determined as of December 31, 2021, each non-employee director was in compliance with the stock ownership guidelines.

Executive Compensation and Other

Information

Information About Our Executive Officers

Our current executive officers are named below:

Name	Age	Position
William B. Berry	69	President and Chief Executive Officer
Robert D. (“Doug”) Lawler	55	Chief Operating Officer and Executive Vice President
John D. Hart	54	Chief Financial Officer and Executive Vice President of Strategic Planning
Shelly Lambertz	55	Executive Vice President, Chief Culture and Administrative Officer
Jeffrey B. Hume	70	Vice-Chairman, Strategic Growth Initiatives
James R. Webb	57	Senior Vice President, General Counsel, Chief Risk Officer and Secretary
Robert Hagens	64	Senior Vice President, Land

The information appearing in the table above is as of April 7, 2022.

For a description of the business background and other information concerning Mr. Berry and Ms. Lambertz see “Proposal 1: Election of Directors—General” above.

Robert D. (“Doug”) Lawler	has served as our Chief Operating Officer and Executive Vice President since joining the Company on

February 1, 2022. Prior to this, he served as the President and Chief Executive Officer of Chesapeake Energy Corporation (“Chesapeake”) from June 2013 to April 2021. Chesapeake voluntarily filed for Chapter 11 bankruptcy protection in June of 2020 and emerged from bankruptcy in February of 2021. Mr. Lawler has served as a director of Pilot Travel Centers LLC (dba Pilot/Flying J) since 2016. Mr. Lawler holds a degree in petroleum engineering from the Colorado School of Mines and an M.B.A. from Rice University.

John D. Hart	joined us as Vice President, Chief Financial Officer and Treasurer in November 2005. He was promoted to Senior Vice

President in May 2009 and served in that capacity to mid-March 2021. In March 2021, his title was changed to Senior Vice President, Chief Financial Officer and Chief Strategy Officer and he served that capacity through January 11, 2022. On January 12, 2022, Mr. Hart was promoted to Chief Financial Officer and Executive Vice President of Strategic Planning. Prior to joining us, he was a Senior Audit Manager with Ernst & Young LLP. Mr. Hart was employed by Ernst & Young LLP from April 1998 to November 2005 and by Arthur Andersen LLP from December 1991 to April 1998, working with numerous public companies in a wide variety of securities and exchange matters and capital markets activities. He is a member of the American Institute of Certified Public Accountants and The Petroleum Alliance of Oklahoma. Mr. Hart serves on the executive board of the Greater Oklahoma City Chamber of Commerce, and the board of directors of the Myriad Gardens Foundation. Additionally, he serves on the Casady School Board of Trustees and the Oklahoma State University Foundation Board of Governors. Mr. Hart is a Certified Public Accountant and received a Bachelor of Science in Accounting and Finance and a Master of Science in Accounting from Oklahoma State University.

Jeffrey B. Hume	became our Vice Chairman of Strategic Growth Initiatives in June 2012. He previously served as our President from November 3, 2009 until June 2012. From November 2008 to June 2012, Mr. Hume also served as our Chief Operating Officer after serving as our Senior Vice President of Operations since November 2006. He was previously appointed as Senior Vice President of Resource and Business Development in October 2005, Senior Vice President of Resource Development in July 2002, and served as Vice President of Drilling Operations from 1996 to 2002. Prior to joining us in May 1983 as Vice President of Engineering and Operations, Mr. Hume held various engineering positions with Sun Oil Company, Monsanto Company, and FCD Oil Corporation. Mr. Hume is a Registered Professional Engineer and member of the Society of Petroleum Engineers, The Petroleum Alliance of Oklahoma, and the Oklahoma and National Professional Engineering Societies. Mr. Hume graduated from Oklahoma State University with a Bachelor of Science in Petroleum Engineering Technology.

James R. Webb	is Senior Vice President, General Counsel, Chief Risk Officer and Secretary, a position he has held since joining the

Company in September 2021. Prior to joining the Company, Mr. Webb served in various executive roles at Chesapeake from 2012 to 2021, most recently as Executive Vice President – General Counsel and Corporate Secretary from January 2014 to June 2021. Chesapeake voluntarily filed for Chapter 11 bankruptcy protection in June of 2020 and emerged from bankruptcy in February of 2021. Immediately prior to joining Chesapeake, Mr. Webb was an attorney with the law firm of McAfee & Taft from 1995 to October 2012.

Robert Hagens	is Senior Vice President, Land, a position he took when he joined Continental in October 2020. Mr. Hagens has over 37 years of experience. Over the years, he has engaged in all levels of leadership within land, land administration and regulatory. Mr. Hagens started his career as a Landman with Atlantic Richfield Company (“ARCO”) in Midland, Texas and has held positions of increasing responsibility across multiple offices within the lower 48 and Alaska with ARCO and its subsidiaries. Shortly following the merger with BP plc (“BP”) in 2000, Mr. Hagens assumed the position of U.S. Onshore Land Manager with BP. Prior to joining the Company, he spent the previous 15 years as Vice President and Senior Vice President of Land for Pioneer Natural Resources Company. Mr. Hagens holds a degree in Petroleum Land Management from the University of Texas at Austin.

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis is to explain the Company’s and Compensation Committee’s approach to determining the compensation program for the Company’s Chief Executive Officer, Chief Financial Officer and the other named executive officers appearing in the tables following this discussion (“NEOs”) and to discuss how the 2021 compensation package for these executives was determined. Following this discussion are tables that include compensation information for the NEOs. The NEOs for 2021 are as follows:

William B. Berry, President and Chief Executive Officer;

Jack H. Stark, former President;

John D. Hart, Chief Financial Officer and Executive Vice President of Strategic Planning;

Patrick W. Bent, former Senior Vice President, Operations; and

James R. Webb, Senior Vice President, General Counsel, Chief Risk Officer and Secretary.

James R. Webb joined the Company on September 1, 2021. As a result, Mr. Webb’s compensation in the following discussion and tables reflects the negotiated terms of his employment during the period from September 1, 2021 through the end of the year. Mr. Webb’s status as an NEO is the result of him receiving an initial stock grant equivalent to three years of his annual target value prorated from his date of hire for this component of his compensation. Mr. Webb’s initial grant vests ratably over a three-year period, with a prorated portion for the initial year and the equivalent of his annual target value in each of the remaining two years. Mr. Webb’s initial award was made consistent with our standard practice of giving new employees an initial grant equivalent to three years of annual target value.

In January 2022, Mr. Stark informed the Company of his decision to retire from the Company in late spring of 2022, and he retired on April 1, 2022. Mr. Stark was serving as our President and Chief Operating Officer at the time he announced his retirement and he served in this role during 2021. In January 2022, the Company announced it had hired Robert D. Lawler to serve as the Company’s Chief Operating Officer and Executive Vice President. Mr. Stark retained the title of President until he retired in April 2022. Mr. Berry assumed the title of President at the time of Mr. Stark’s retirement.

In January 2022, Mr. Bent informed the Company of his decision to retire from the position described above and he served in this role during the entirety of 2021. Mr. Bent retired as an employee of the Company on February 1, 2022.

In the discussion below and in the tables that follow, individuals who are currently serving with the Company are referred to by their current titles. Mr. Stark and Mr. Bent are referred to by their last held officer titles.

Executive Summary

Company Compensation Philosophy and Components	Because we operate in a highly competitive environment, we have designed our executive compensation program to attract, retain and motivate experienced, talented individuals. We also designed our executive compensation program to reward our executives for achieving the strategic and business objectives determined to be important to help the Company create and maintain advantage in a competitive environment.

In determining individual compensation, we consider the performance of the Company against specific operational and financial factors determined to be relevant for the period in question. We consider competitive market compensation paid by other companies comparable to us in size, geographic location, and operations. We maintain and incorporate flexibility into our compensation programs and in the assessment process, which we believe is particularly important in a changing commodity price environment. As such, we do not apply rigid formulas in determining the amount and mix of compensation elements.

For 2021, the Compensation Committee evaluated how the following elements (collectively, the “Primary Compensation Elements”) of our compensation program compare to the compensation awarded by the members of the then current compensation survey group. The Compensation Committee’s analysis consists of comparing the market data of base salary, cash bonus, long-term incentive equity awards and total compensation at the 25th, 50th and 75th percentiles of the current compensation survey group to the compensation of each of our NEOs. Total compensation for each NEO is structured to target compensation levels near the 50th percentile, taking into account responsibilities and duties, experience, individual performance, and time in position. The 2021 target levels were designed to emphasize compensation elements whose value depends on Company performance.

Aa a result of the COVID-19 pandemic’s impact on our industry and the global economy, the Compensation Committee determined it was not appropriate to increase salaries in February 2021 in connection with our regular annual compensation analysis cycle, in spite of management’s strong performance in mitigating the impact of the pandemic on the Company. With respect to 2021, bonus payments were made based on the Company’s exceptionally strong financial and operational performance, including record cash flow from operations and the Company’s success in both expanding into new operational areas and enhancing its holdings in existing operational areas. In determining the 2021 Performance Factor (as defined below) to be used in the bonus calculation, the Compensation Committee considered the Company’s performance with respect to the six bonus pool metrics described below. After considering the Company’s performance with respect to these metrics, the Compensation Committee determined a Company performance factor of 179% of target was appropriate, which reflected the Company’s performance with respect to the six metrics, without adjustment (the 179% outcome described above is referred to herein as the “2021 Performance Factor”). The approach described in connection with the 2021 bonus in this paragraph is referred to herein as the “2021 Bonus Framework”.

Company Performance	Highlights of the Company’s 2021 performance include:

Generated a Company record $3.97 billion in cash flows from operations.

Increased net income to $4.56 per diluted share in 2021, compared to a net loss of $1.65 per diluted share in 2020.

Added over 237 MMBoe to the Company’s proved reserves through acquisitions.

Diversified the Company’s operations by adding over 146,000 net leasehold acres in the Permian Basin, establishing the Company’s presence in such basin and adding over 217,000 net leasehold acres to the Company’s assets in the Powder River Basin.

Sequentially increased the quarterly dividend throughout the year to $0.20 per share in fourth quarter.

Executed $123,924,127 million in share repurchases, resulting in the acquisition of 3,198,571 shares.

Achieved continued improvement in safety performance, with Total Recordable Incident Rate decreasing to 0.33 in 2021.

A discussion of how the factors described above impacted awards made under the Company’s 2021 annual cash bonus plan appears under the heading “Annual Cash Bonus” below.

Compensation Actions	The following is a summary of the material compensation decisions made by the Compensation Committee for 2021:

Base Salary – The base salaries of our NEOs were not adjusted in conjunction with our standard annual cycle (February 2021), for the reasons discussed above.

Cash Bonus – For 2021, the individual bonus target levels for Mr. Berry, Mr. Stark, Mr. Hart, and Mr. Bent remained as set in 2020. Mr. Webb’s 2021 bonus target level was set in connection with joining the Company in September of 2021. During 2021, the Compensation Committee did not adjust the bonus target levels for these individuals from those described above as their existing targets were both competitive by comparison to the defined survey group as well as internally equitable. The targets for 2021, as a percentage of base salary, are set forth in the table below.

Name	2021 Bonus Target

William B. Berry	125%

Jack H. Stark	100%

John D. Hart	100%

Patrick W. Bent	80%

James R. Webb	80%

Long-term incentive equity awards – In February 2021, long-term incentive equity awards of restricted stock were made to each of our NEOs, except for Mr. Webb, with three-year cliff vesting at a level generally consistent with achieving the goal of awarding total compensation near the 50th percentile of the compensation survey group, as described above. When employees are hired, they typically receive a stock grant equivalent to three years of their annual target value, as of the grant date, with the initial annual target value prorated from the date of hire, vesting ratably over a three-year period. Mr. Webb received such a grant on October 27, 2021. The value of the stock awarded to Mr. Webb in connection with his employment was consistent with the Company’s typical practice and resulted in a larger restricted stock award for Mr. Webb relative to the other NEOs in 2021.

In addition, with respect to the Primary Compensation Elements generally, awards made to each of the NEOs other than Mr. Berry, also reflected the Compensation Committee’s evaluation of the performance of each of the NEOs in contributing to the six metrics included in the 2021 Performance Factor and other factors described below in connection with the discussion of each of the Primary Compensation Elements. Mr. Berry’s compensation is set by the Board based upon the recommendation of the Compensation Committee.

The following charts illustrate the various components of total annual compensation for our Chief Executive Officer and the other NEOs as a group, and reflect the following: (i) base salary received by the NEO during 2021; (ii) the cash bonus for 2021 paid in February 2022; (iii) the grant date fair value of the long-term equity incentive awards granted to the NEOs in 2021 (which is the value of the awards based on accounting principles on the date of grant, and not necessarily reflective of the amounts the NEOs may receive at the time of settlement); and (iv) the other compensation for each NEO included in the Summary Compensation Table below.

(1)

“Other NEOs” chart includes the impact of the initial restricted stock award made to Mr. Webb in connection with joining the Company in September 2021, which reflected three times his annual target value, as of the grant date, with the initial annual target value prorated from the date of hire, and vests ratably over three years. If the annual target value for one year was included, the value of long-term incentive component of this chart would equal 65% of the total compensation shown for the other NEOs.

Key Executive Compensation Policies and Practices	Key executive compensation policies and practices include:

Independent compensation consultants engaged by the Compensation Committee;

No individual employment agreements;

Majority of compensation is restricted stock awards for all NEOs, with vesting periods designed to align interests of executives and shareholders;

Clawback policy applies to all executive officers;

Robust stock ownership requirements – 5x of base salary for the President, Chief Executive Officer, and Executive Vice Presidents and 3x of base salary for the other executive officers;

Industry-specific peer compensation data considered in establishing compensation;

Minimal perquisites; and

Hedging of Company securities by executive officers is not allowed.

Executive Compensation Philosophy

We operate in a highly competitive environment for securing trained and qualified personnel. We believe the loss of the services of members of our senior management could impact our ability to achieve our business goals. Accordingly, we have designed our executive compensation program to attract, retain and motivate experienced, talented individuals to achieve our primary business goals, using the business strategies discussed in greater detail in our Annual Report on Form 10-K. We have also designed our executive compensation program to reward our executives for achieving the strategic and business objectives determined to be important to help the Company create and maintain an advantage in a competitive environment. Specifically, the Primary Compensation Elements of our executive compensation program are designed to reward the achievement of these objectives and to maximize the alignment of the executive and shareholder interests by:

providing objective-driven compensation opportunities that incentivize executives to achieve superior results for the Company and its shareholders;

aligning compensation with the Company’s short- and long-term business objectives; and

emphasizing the use of equity-based compensation to motivate the long-term retention of executives and align their interests with those of shareholders.

We do not apply rigid formulas in determining the amount and mix of compensation elements. For 2021 cash bonuses paid in February 2022 (and in Mr. Bent’s case, paid in January 2022 in connection with his retirement from the Company), we considered the achievement of financial and operational goals only as part of establishing the aggregate bonus pool from which bonuses were paid to the NEOs and in connection with the determination of the Company multiplier described below in the discussion of the annual cash bonus. With respect to establishing the size of the aggregate bonus pool and determining the final Company multiplier, the Compensation Committee used the 2021 Bonus Framework. During 2021, in determining individual bonus compensation, the Compensation Committee and our management also employed the 2021 Bonus Framework, focusing on each individual’s contribution toward achieving the factors included in such framework. We consider competitive market compensation paid by other companies comparable to us in size, geographic location, and operations, but do not exclusively rely on such data to determine compensation for the NEOs. We maintain flexibility with respect to our compensation programs and the assessment process. This approach allows us to adjust to an evolving business environment and account for individual performance, which we believe is particularly important in the current dynamic commodity price environment. The total compensation of the Chief Executive Officer, which is significantly higher than our other NEOs, is commensurate with his responsibility for the overall performance and future success of the Company.

Compensation Setting Process

Role of Compensation Committee	The Compensation Committee is responsible for overseeing and administering all aspects of our benefit and compensation plans, and programs for our executive officers. The Compensation Committee annually reviews and determines the individual elements of total compensation of the NEOs who appear in the compensation tables of this Proxy Statement as well as our other executive officers. Because our compensation programs are relatively simple, and we do not have complex equity plans or significant change in control or severance obligations, the Compensation Committee does not use tally sheets in analyzing the compensation of our NEOs, but does review each element of compensation as described in this Proxy Statement in evaluating and approving the total compensation of each of our NEOs. When making awards with respect to each element of our compensation program, the Compensation Committee considers how the award of that particular element will impact the overall compensation package awarded to each NEO. As a result, the award made with respect to each element of our compensation program may be impacted by the awards made with respect to the other elements of our compensation program.

In general, the Compensation Committee evaluates how the Primary Compensation Elements of our compensation program compare to similar compensation awarded by the then current compensation survey group. The Compensation Committee believes targeting near the 50th percentile for base salary, cash bonus and long-term incentive equity results in competitive cash and equity compensation and aligns overall pay with shareholder interests while preserving considerable upside potential should Company and individual executive performance merit higher compensation. As the Compensation Committee works to achieve the alignment close to the 50th percentile, it considers an individual executive officer’s performance and the external business environment, and any final compensation reflects the Compensation Committee’s discretion . Additional detail regarding the actions of the Compensation Committee with respect to each of the Primary Compensation Elements appears in the discussion of “Elements of Compensation” below.

At the 2021 Annual Meeting, shareholders approved through a non-binding advisory vote, the compensation of our named executive officers. Following the 2017 Annual Meeting, the Board determined to hold an advisory shareholder vote on the compensation of the Company’s named executive officers annually. This pattern will continue until the next required advisory vote on the frequency of shareholder votes on the compensation of executives, which will occur no later than our Annual Meeting of Shareholders in 2023. The Compensation Committee views the 92% vote in favor of approving the compensation of the Company’s named executive officers received in 2021 as a validation of the Company’s approach to executive compensation and determined, subject to the modifications discussed below, it was appropriate to continue structuring the compensation of the Company’s NEOs consistent with its compensation philosophy. A non-binding advisory vote will be conducted again in connection with the Annual Meeting.

For 2021, the Compensation Committee considered individual performance in connection with the 2021 Bonus Framework as described above. Variations in individual awards made to each of the NEOs are impacted by the Compensation Committee’s evaluation of a given NEO’s performance. In addition, in 2021, with respect to all elements of compensation for 2021, the Compensation Committee considered input provided by our Chairman, President and Chief Executive Officer, and our former President (Mr. Stark) as described under “Role of Management” below and this process also drives variation in individual awards made to each of the NEOs, with respect to such compensation.

Role of Management	For 2021 related compensation, the Compensation Committee, as well as our Chairman, President and Chief

Executive Officer, and our former President, reviewed the Meridian report described below regarding the analysis of market compensation. The aforementioned individuals were then responsible for making recommendations of compensation for individual executive officers of the Company, other than themselves. With respect to 2021 compensation, the Chairman made a recommendation with respect to our President and Chief Executive Officer’s 2021 compensation. The Chairman and our President and Chief Executive Officer made a joint recommendation with respect to the 2021 compensation of our former President. In making recommendations for executive officer compensation, our Chairman, President and Chief Executive Officer and our former President relied on the Meridian report, including compensation for executives of the then current compensation survey group, and took into account other factors including, but not limited to, the following:

the overall performance of the Company;

the executive’s contribution to the overall performance of the Company;

the executive’s business responsibilities;

the executive’s compensation relative to other executives;

the executive’s current compensation arrangements; and

the executive’s contribution to enhancing the ability of the Company to generate long-term shareholder value.

For 2021, once our Chairman, President and Chief Executive Officer and former President made their compensation recommendations as described above, the Compensation Committee reviewed their recommendations and determined the appropriate final level of compensation. In the case of our President and Chief Executive Officer, the Compensation Committee then presented all compensation approved by the Committee with respect to Mr. Berry to the Board for final approval, as required by this Committee’s charter. The independent members of our Board unanimously affirmed the cash bonus award and other compensation set by the Compensation Committee, without adjustment, for our President and Chief Executive Officer, in respect of his service during 2021.

Role of the Compensation Consultants	During 2021 the Compensation Committee retained the services of an independent compensation consulting firm, Meridian. Meridian reported directly to the Compensation Committee. During 2021, Meridian provided an analysis of market compensation for directors and executive officers based upon its review of compensation paid by exploration and production companies comparable to us in terms of revenues, total assets, geographic location, and market capitalization. This analysis was contained in the report referred to above in the discussion appearing under the heading “Role of Management” and was used by the Compensation Committee, our Chairman, President and Chief Executive Officer and former President as described in that discussion. During 2021, Meridian provided no services other than the director and executive officer compensation studies requested by the Compensation Committee, except for analysis of market compensation with respect to a limited number of positions on an ad hoc basis, resulting in total fees of less than $120,000.

The Compensation Committee has assessed the independence of Meridian in accordance with standards set forth in rules established by the NYSE and promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and concluded no conflict of interest exists that prevented Meridian from independently representing the Compensation Committee.

Compensation Survey Group	The following table lists the companies included in the peer group used by the Compensation
Committee for evaluating the 2021 compensation of the NEOs (the “2021 Survey Group”):

2021 Survey Group Companies

Apache Corporation	Hess Corporation

Cimarex Energy Co	Marathon Oil Company

Concho Resources, Inc.	Noble Energy, Inc.

Devon Energy Corporation	Ovintiv Inc.

Diamondback Energy, Inc.	Pioneer Natural Resources Company

EOG Resources, Inc.	WPX Energy, Inc.

In selecting the 2021 Survey Group, the Compensation Committee considered the location of operations, market capitalization, revenue, assets, net income, production profile of oil versus gas, as well as other factors to determine the most relevant subset of the E27 Survey Group member companies for comparison purposes. The E27 Survey Group is a group of energy companies assembled for the purpose of providing industry participants survey information to be used in making compensation decisions. The companies in the 2021 Survey Group had a median revenue of approximately $4.7 billion as of year-end 2020. The Company’s revenue of approximately $2.6 billion for 2020 indicates the revenue for the 2021 Survey Group described in the prior sentence is within the ranges customarily used to select compensation peer companies by compensation consulting firms and shareholder service companies.

Elements of Compensation

The table below describes each of our Primary Compensation Elements, the purpose of each element, and how each element fits within the Company’s compensation philosophy and objectives.

Compensation Element	Description	Purpose and Philosophy
Base Salary	Fixed cash compensation

Provides a stable, fixed element of cash compensation.

Attract and retain executive officers by paying a wage commensurate with such officer’s experience, skills, and responsibilities. It also recognizes and considers the internal value of the position within the Company, the officer’s leadership potential and demonstrated performance.

Annual Cash Bonus	Annual cash bonus related to individual contribution toward achievement of annual financial and operating results

Rewards executives for the achievement of specific annual financial, operating, and strategic goals and individual performance.

Allows the Compensation Committee to evaluate both objective and subjective considerations when exercising discretion to determine final payout amounts.

Important to the Company’s ability to attract, motivate and retain the Company’s executive officers.

Long-term Incentive Equity Awards	Restricted Stock	Aligns the executive’s long-term interests with those of shareholders. Important to the Company’s ability to attract, motivate and retain the Company’s executive officers.

Role of Discretion in Determining Primary Compensation Elements	All base salary adjustments and long-term incentive awards

for NEOs have been determined on a discretionary basis and while not linked to specific corporate goals or objectives, the overall performance of the Company as well as individual performance was considered in determining pay generally, including target award amounts. Although the Compensation Committee retains discretion over all aspects of the CLR Bonus Plan (defined below) and awards made thereunder, for 2021, the Final Pool Size (as described below) and 2021 Performance Factor do not reflect the exercise of discretion. The individual multiplier used in the CLR Bonus Plan is based on a subjective evaluation of an individual’s performance in contributing to the six metrics reflected in the 2021 Performance Factor.

Base Salary	Base salary is intended to provide each NEO a regular source of income and compensate him for performing the responsibilities associated with his position. It also serves the purposes listed in the table above. Base salary also impacts annual cash bonus awards in that the target size of these awards is expressed as a percentage of base earnings, which is primarily comprised of salary. The table below shows the salary set by the Compensation Committee applicable to each of the NEOs during 2021.

NEO	Salary During 2021

William B. Berry	$1,000,000

Jack H. Stark	$ 753,247

John D. Hart	$ 617,000

Patrick W. Bent	$ 541,000

James R. Webb	$ 575,000

With the exception of Mr. Webb, the salaries listed above were unchanged from February 2020, and remained in effect for all of 2021. Mr. Webb’s salary was in effect when he commenced service as our Senior Vice President, General Counsel, Chief Risk Officer and Secretary on September 1, 2021. In the future, we expect the base salaries of the NEOs will be reviewed on an annual basis and adjusted as necessary to remain competitive.

Annual Cash Bonus	Our NEOs may earn annual cash bonuses as a reward for their individual contribution to the achievement of annual financial and operating results as determined by the Compensation Committee. On February 22, 2013, the Compensation Committee approved a cash bonus plan that applies to certain employees of the Company, including the Company’s executive officers (the “CLR Bonus Plan”). The CLR Bonus Plan is designed to reward the Company’s employees and executive officers for achieving annual performance and strategic goals. The CLR Bonus Plan provides for the annual payment of cash bonuses, subject to the discretion of the Compensation Committee. The individual cash bonuses paid to NEOs for 2021 were paid pursuant to the CLR Bonus Plan. The Compensation Committee exercises complete discretion in administering the CLR Bonus Plan, and the individual awards to our NEOs for 2021 were determined following the process described below.

Under the CLR Bonus Plan, the bonus pool is initially set based on the aggregate target bonus amount of all employees participating in the CLR Bonus Plan (referred to herein as the “Target Pool Size”). For the 2021 bonus, paid in February 2022 (and in Mr. Bent’s case, paid in January 2022), the Compensation Committee used the following factors (adopted in March 2021) to determine the final size of the bonus pool: net cash provided by operating activities (25%); return on capital employed (25%); resource replacement ratio (20%); health, safety and environmental performance (10%); production growth (10%); and proved developed finding and development cost per barrel of oil equivalent (10%). The Compensation Committee has complete discretion to increase, decrease or leave the size of the pool unchanged. The size of the bonus pool as determined by the Compensation Committee is referred to herein as the “Final Pool Size.” The ratio of the Final Pool Size to the Target Pool Size is used to determine the Company multiplier in the calculation of an individual’s bonus amount under the CLR Bonus Plan. For 2021, the Compensation Committee believed the results achieved with respect to the six metrics described above were exceptional and based on such results the Final Pool Size was 79% higher than the Target Pool Size, as reflected by the 2021 Performance Factor.

For 2021, the Compensation Committee set the Company performance factor based on the following information provided to the Compensation Committee in connection with the six metrics: net cash provided by operating activities—$3.97 billion; return on capital employed—19.3%; resource replacement ratio 300%; health, safety and environmental performance 114% of target; production growth 10%; and proved developed finding and development cost per barrel of oil equivalent—$8.62. The Company’s performance in these areas exceeded internal expectations, with the exception of proved finding and development cost per barrel of oil equivalent, which was slightly below internal expectations. After considering these items, the Compensation Committee determined the 2021 Performance factor was an appropriate result, and correctly reflected performance significantly exceeding internal expectations. Proved developed finding and development cost per barrel of oil equivalent represents the Company’s net exploration and development costs incurred for operated wells having first production in 2021 divided by the net estimated recoverable reserves for those wells expressed in barrels of oil equivalent. Return on capital employed represents net income attributable to the Company before non-cash gains and losses on derivatives, income taxes, non-cash equity compensation expense, interest expense, and gains and losses on extinguishment of debt, the result of which is divided by average capital employed for the year, with capital employed representing the sum of total debt and total shareholders’ equity attributable to the Company, less cash and cash equivalents. Resource replacement ratio measures total undeveloped risked resource captured annually by dividing such amount by the annual production budgeted for the year in question.

Individual awards for participants in the CLR Bonus Plan in connection with the bonuses for 2021 which were paid in February 2022 (and in Mr. Bent’s case, paid in January 2022), were calculated utilizing the following formula:

Base Earnings x Target Bonus x Company Multiplier x Individual Multiplier = Initial Bonus Amount

For purposes of this formula, “base earnings” refers to the actual amount paid in respect of salary during 2021. Except for Mr. Berry, the individual multiplier for the 2021 bonuses was based on the Compensation Committee’s review of the 2021 Survey Group and the subjective evaluation of each of the NEO’s supervisor or supervisors. Mr. Berry’s individual multiplier was determined based on the subjective evaluation of the Compensation Committee. The subjective evaluation of each NEO was primarily based on an evaluation of each NEO’s contributions to the Company’s performance with respect to the six metrics included in the 2021 Performance Factor relevant to that NEO’s role with the Company. For 2021, after calculating the Company multiplier based on the measures and methodology described above, individual differences resulted from the subjective evaluation of performance that determined each NEO’s individual multiplier. In making its evaluation, where applicable, the Compensation Committee placed significant weight on input provided by our Chairman, President and Chief Executive Officer and our former President, as described above.

Once the NEOs’ Initial Bonus Amounts were calculated, they were presented by Messrs. Berry and Stark to the Compensation Committee for review, and in the case of Mr. Berry also presented to the Board, both of which had the discretion to increase or decrease individual Initial Bonus Amounts. Using the factors described previously, the Compensation Committee determined the final awards were appropriate and approved the bonuses for 2021 as presented by management.

The following table shows target annual cash bonus amounts as a percentage of base earnings for each of the NEOs in connection with the bonuses for 2021 which were paid in 2022 under the CLR Bonus Plan:

NEO	2021 Target Bonus %

William B. Berry	125

Jack H. Stark	100

John D. Hart	100

Patrick W. Bent	80

James R. Webb	80

Annual cash bonuses for the NEOs are determined concurrently with the year-end audited financial statements and reserve report and are subject to the Company’s clawback policy. For more information regarding the clawback policy, please see “CLR Clawback Policy” on page 33 below.

Long-Term Incentive Awards	The objective of our long-term incentive awards is to retain and motivate our executives over the long-term and to align their interests with those of our shareholders. In February 2021, the NEOs, other than Mr. Webb, received long-term incentive awards of restricted Common Stock, indicated in the table below, which vest on February 15, 2024. Mr. Webb received the total number of shares listed in the table below on October 27, 2021, in connection with assuming the role of our Senior Vice President, General Counsel, Chief Risk Officer and Secretary. Mr. Webb’s award vests as follows: 22,251, 48,371 and 48,371 shares on February 15, 2022, 2023 and 2024, respectively. The table below presents the total number of shares of restricted Common Stock awarded to each NEO during 2021.

NEO	2021 Restricted Stock Award (shares)

William B. Berry	372,094

Jack H. Stark	186,047

John D. Hart	125,582

Patrick W. Bent	88,373

James R. Webb	118,993

The awards for each of the NEOs other than Mr. Berry were approved by the Compensation Committee. Mr. Berry’s awards were approved by the Compensation Committee and by the full Board based on the recommendation of the Compensation Committee. Mr. Stark forfeited 82,679 shares in connection with his retirement in April 2022. In connection with his retirement from the Company in January 2022, Mr. Bent forfeited 58,915 of the shares listed in the table above.

The long-term incentive award for each NEO is determined at the discretion of the Compensation Committee using the approach described above under “Executive Summary—Compensation Philosophy and Components.” Differences in long-term incentive awards are based on the Compensation Committee’s subjective evaluation of the expected relative individual contribution to the achievement of our long-term financial and operating results.

The vesting provisions of the awards encourage our officers to remain in our employ to realize these forms of compensation. Our current equity programs consist of restricted stock awards, which we believe are an effective motivational tool which aligns executive interests’ with shareholders.

The restricted stock awards provide for immediate vesting upon a change in control, as defined by the 2013 Plan. We would likely need the assistance of several key employees to successfully conclude a transaction resulting in a change in control. We believe immediately vesting the awards may serve to reduce concerns, other than continued employment, such employees may have with respect to any potential change in control transaction and may motivate them to complete the transaction.

We have a policy which prohibits our directors and certain employees, including our executive officers, from holding our securities in a margin account or pledging our securities as collateral, unless permission is received from our General Counsel in writing. We also have a policy that prohibits the same group from hedging any Company securities held by them. For a discussion of our hedging policy, see “Hedging Policy” on page 34 below.

The Company has a Common Stock ownership requirement for our executive officers. Each such officer is required to own shares of our Common Stock at least equal to a specified multiple of such officer’s base salary. The table below lists base salary multiples applicable to the different positions within this group:

Officer	Required Stock Ownership – Multiple of Annual Base Salary
President and Chief Executive Officer	5x
President and Executive Vice Presidents	5x
Other Executive Officers	3x

Until the stock ownership guideline is achieved, each such officer is required to retain 100% of the “net shares” received as a result of restricted shares granted under our 2013 Plan. “Net shares” are the number of shares that remain after shares are sold or withheld to pay withholding taxes. The calculation is determined as of December 31 each year based upon the average closing price of the Common Stock for the year compared to the officer’s base salary as of such date. Shares owned directly by, or held in trust for, the officer or his or her immediate family members residing in the same household and unvested restricted shares are included in the calculation.

The Compensation Committee reviews the compliance of each executive officer with the stock ownership guidelines each year and it may choose to reduce or eliminate future restricted stock grants under the 2013 Plan, or any other equity-based compensation plan that we may maintain, for any executive officer not in compliance with the stock ownership guidelines. Compliance with the guidelines is also determined each time any executive officer sells shares, based on the closing price of our Common Stock on the date clearance to sell the relevant shares is granted. The Compensation Committee reviewed the NEOs’ and other applicable officers’ stock ownership as of December 31, 2021 and determined each NEO and other applicable officers were in compliance with the guidelines.

Deferred Compensation Plan	On September 20, 2013, the Board, based upon the recommendation of the Compensation
Committee, established the DCP. The Board appointed the Compensation Committee to act as Plan Administrator of the DCP (the “DCP Administrator”).

The purpose of the DCP is to (i) give DCP participants, including the NEOs, an additional tool to use in planning their savings and for retirement; and (ii) provide a vehicle to allow employee DCP participants, all of whom are limited in their participation in the Company’s 401(k) (as defined below) due to limits imposed under federal tax rules (“Limits”), to receive similar benefits in connection with Company matching contributions as employees whose ability to receive Company matching contributions is not impacted by the Limits. The DCP permits the Company to make discretionary matching and other contributions to an employee participant’s account, although the Company did not make any such contributions to the NEOs’ accounts during the 2021 year. For a description of the material features of the DCP see the narrative “Description of Deferred Compensation Plan” on pages 38 and 39 below.

Other	Compensation and benefits that are outside of our three main compensation elements are designed to attract and retain employees by enhancing our overall compensation package. During 2021, we provided automobiles and fuel cards to certain NEOs and certain other employees for business and personal use. The personal use is valued according to IRS guidelines and reported as taxable income to the individuals. We value vehicle usage for disclosure in our proxy statement based upon the aggregate incremental cost to us adjusted to reflect each individual’s personal use of the vehicle. Fuel card usage is reported based on its incremental cost.

In 2021, we allowed Mr. Berry to use the corporate aircraft for personal trips. The value of such trips is calculated according to IRS guidelines and reported as taxable income to him. On occasion the spouses and guests of NEOs may accompany them on business-related trips. Aircraft usage and travel by spouses and guests are valued for disclosure in our proxy statement based on the aggregate incremental cost to us.

We have a defined contribution retirement plan (“401(k)”) covering all full-time employees. Our contributions to the plan are discretionary and based on a percentage of eligible compensation. The 401(k) provides for Company dollar for dollar matching of up to a maximum of 10% of a covered employee’s eligible compensation, depending on the employee’s level of contribution into the employee’s account and subject to IRS limits. During 2021, the match was in effect the entire year.

All full-time employees may participate in our health and welfare benefit programs, including medical, dental, vision care, life insurance and disability insurance. We provide all full-time employees with life insurance coverage of the lesser of two times base salary or $1,000,000 and allow them to purchase supplemental coverage. We do not sponsor any qualified or non-qualified defined benefit plans.

CLR Clawback Policy	On August 3, 2018, the Board approved a clawback policy pursuant to which cash and equity-based incentive compensation awards to executive officers granted after August 3, 2018 may be recovered if the Company is required to restate all or a portion of its publicly reported financial statements and it is determined such restatement was proximately caused by the fraud, gross negligence, intentional misconduct, embezzlement, theft or breach of fiduciary duty committed by or attributable to any current or former executive officer of the Company (such conduct is referred to herein as “wrongful conduct”). The policy also applies if an executive has knowledge of wrongful conduct and fails to take reasonable steps to prevent it.

In order to be subject to recovery, an award must have been based in whole or in part on measures impacted by the restatement. The amount to be recovered is any excess value received by the executive officer as a result of the measures impacted by the restatement. Any matching award under the Company’s DCP impacted by the measures subject to restatement is also subject to recovery. The Compensation Committee has discretion to determine how recovery is to be achieved, which may include, among other things, seeking reimbursement, cancelling other outstanding equity awards, or reducing future compensation. Simple interest will be applied to any recovery amount.

Since all current outstanding equity awards are restricted stock awards subject to time-based vesting, and we have not made matching awards under the DCP since 2015, the only compensation that is required to be subject to the policy as of the date of this proxy statement are awards made under the CLR Bonus Plan. In order to receive a CLR Bonus Plan award, each serving executive officer must execute an agreement agreeing to abide by the terms of the clawback policy. Each such executive officer executed such an agreement in connection with the bonus for 2021, paid in 2022.

The clawback policy is administered by the Compensation Committee. The Compensation Committee has discretion to waive or limit the amount to be recovered under the clawback policy if it determines such action is justified in its business judgment. Among others, circumstances that may be considered by the Compensation Committee in exercising discretion to waive or limit recovery are the passage of time, whether the cost of recovery outweighs the benefit to the Company, and whether the recovery will remedy the wrongful conduct or aid in preventing its recurrence.

Impact of Accounting and Tax Treatment

We believe it is important to have flexibility in designing the compensation program in a manner to achieve the objectives described above under “Compensation Objectives.” Therefore, while we consider the accounting and tax treatment of certain forms of compensation in the design of our compensation program, the accounting and tax treatment is not a determinative factor.

Prior to 2018, under Section 162(m) of the Internal Revenue Code, a publicly-held company could deduct for federal tax purposes no more than $1,000,000 of annual compensation paid to its principal executive officer and each of its three other most highly-paid officers other than the principal financial officer, unless the compensation was “performance-based compensation.” Beginning with 2018, Section 162(m) of the Code generally does not contain an exception for “performance-based compensation.” Therefore, we do not expect the restrictions of Section 162(m) of the Code to play any role in our compensation decisions going forward.

Insider Trading Policy

Our insider trading policy provides that certain employees and all directors may not purchase or sell puts or calls to sell or buy our securities or engage in short sales with respect to our securities. Certain employees and all directors are also prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan unless permission is received from our General Counsel in writing. The purchase or sale of stock by our officers, directors and certain employees may only be made during a window of time described in our policy and after approval by our General Counsel.

Hedging Policy

We have a policy that prohibits our directors and certain employees, including our executive officers, from engaging in transactions which may hedge the value of our securities, including, without limitation, buying or selling puts and calls for, or engaging in short sales of, our securities. While the policy does not specifically address prepaid variable forward contracts, equity swaps, collars, and exchange funds, in applying the policy, the Company would consider these transactions to be hedging transactions. This policy applies to all types of awards under our 2013 Plan, including awards of restricted Common Stock, which are the only types of awards currently outstanding under our 2013 Plan and also applies to Company securities otherwise acquired by our directors, executive officers and certain other employees. Employees, including our executive officers, are selected to be subject to this policy based on their access to material information about our Company, as part of their day-to-day responsibilities. Directors are also included in this policy based on their access to material information about the Company. The purpose of the prohibition against hedging is to align the interests of our directors and the employees described above with the performance and prospects of the Company.

Compensation Committee Report

In accordance with its written charter adopted by the Board, the Compensation Committee of the Board is responsible for overseeing awards to employees of stock or other equity compensation and determining and approving the individual elements of the total compensation of the President and Chief Executive Officer, the other NEOs and other executive officers and recommending the compensation of the President and Chief Executive Officer for approval by the Board. The Compensation Committee is also obligated to communicate to shareholders information regarding the factors and criteria on which the President and Chief Executive Officer’s compensation was based, including the relationship of the Company’s performance to the President and Chief Executive Officer’s compensation, and the specific relationship of corporate performance to executive compensation overall.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) above with management. Based on this review and discussion, the Compensation Committee recommended to the Board that this CD&A be included in this Proxy Statement.

/s/ Timothy G. Taylor	/s/ Mark Monroe	/s/ John McNabb
Timothy G. Taylor Committee Chairman	Mark Monroe Committee Member	John McNabb Committee Member

Summary Compensation Table

The following table sets forth the compensation of our Principal Executive Officer, Principal Financial Officer, and the three other most highly compensated executive officers during 2021. We refer to these five individuals collectively as the “NEOs” for 2021. All titles shown below are the titles held by the NEOs as of April 7, 2022, except for Mr. Stark and Mr. Bent, who retired from service with the Company in April 2022 and January 2022, respectively. An explanation of the titles held by the individuals listed below during 2021 is set forth at the beginning of the “Compensation Discussion and Analysis” discussion on page 23. The titles shown for Mr. Stark and Mr. Bent in the table below and the subsequent tables are the titles they each held at the time of their respective retirements. Mr. Webb joined the Company as Senior Vice President, General Counsel, Chief Risk Officer and Secretary on September 1, 2021 and the information shown for Mr. Webb in the table below and the subsequent tables reflects the period from September 1, 2021 through the end of the year. Compensation is shown for years 2019, 2020 and 2021, as applicable for years in which the individual was deemed to be an NEO.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

William B. Berry President and Chief Executive Officer	2021 2020	$1,000,000 992,308	$2,796,877 1,085,337	$8,565,604 26,928,381	$45,369 227,169	$12,407,850 29,233,195
Jack Stark Former President	2021 2020 2019	753,247 777,931 725,060	1,865,391 680,690 1,114,780	4,282,802 3,165,697 3,879,015	30,031 30,297 38,237	6,931,471 4,654,615 5,757,092
John D. Hart Chief Financial Officer and Executive Vice President of Strategic Planning	2021 2020 2019	617,000 637,462 595,673	1,380,540 557,780 915,848	2,890,898 2,136,850 2,812,276	30,303 29,602 25,489	4,918,741 3,361,694 4,349,286
Patrick W. Bent Former Senior Vice President, Operations	2021 2020 2019	541,000 559,692 509,825	871,012 420,000 610,000	2,034,346 1,503,706 1,935,204	26,539 26,489 25,489	3,472,897 2,509,887 3,080,518
James R. Webb Senior Vice President, General Counsel, Chief Risk Officer and Secretary	2021	183,558	328,569	5,774,730	489	6,287,346

(1)

None of the NEOs elected to participate in the Company’s DCP with respect to 2021, therefore compensation and amounts reported in the table above do not include any amounts deferred pursuant to the Company’s DCP. All bonuses were paid pursuant to the CLR Bonus Plan in 2022.

(2)

The amounts under “Stock Awards” reflect the aggregate grant date fair value computed in accordance with ASC Topic 718, disregarding any estimate for forfeitures, for awards granted during the indicated year. A discussion of the grant date fair value calculation can be found in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC. When employees are hired, they typically receive a stock grant equivalent to three years of their annual target value, vesting ratably over a three-year period. Mr. Webb received such a grant on October 27, 2021. The value of the stock awarded to Mr. Webb in connection with his employment was consistent with the Company’s typical practice and results in a larger restricted stock award for Mr. Webb relative to the other NEOs in 2021.

(3)	All Other Compensation for 2021 includes the following elements:

Name	Year	Personal Use of Company Aircraft ($) (a)	Personal Use of Company Vehicle/Fuel Card ($) (b)	Contributions to 401(k) Plan ($)	Total ($) (c)
William B. Berry	2021	$18,562	$318	$26,000	$45,369
Jack H. Stark	2021	—	3,542	26,000	30,031
John D. Hart	2021	—	3,814	26,000	30,303
Patrick W. Bent	2021	50	—	26,000	26,539
James R. Webb	2021	—	—	—	489

(a)

We calculate the incremental cost to the Company of any personal use of corporate aircraft based on the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar and parking costs, and other variable costs. Occasionally, spouses and guests of NEOs ride along when an aircraft is already going to a destination for a business purpose. This use has minimal costs to the Company and, where applicable, only the direct variable costs associated with the additional passenger (for example fuel and catering) are included in determining the aggregate incremental cost to the Company. Since the Company-owned aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries and the purchase costs of Company-owned aircraft.

(b)

We calculate the incremental cost to the Company of any personal use of Company vehicles, including fuel, maintenance, insurance, lease payments and depreciation. For Mr. Hart the total amount shown above reflects the use of a Company fuel card in 2021.

(c)	Total amount also includes nominal cost of industry club membership.

2021 Grants of Plan Based Awards

The following table reflects information concerning awards of restricted stock granted to our NEOs during the fiscal year ending December 31, 2021 under the Company’s 2013 Plan:

Name	Grant Date	Stock Awards: Number of Shares (1)		Grant Date Fair Value of Stock Awards ($) (2)
William B. Berry	2/12/21	372,094	(3)	$8,565,604
Jack H. Stark	2/12/21	186,047	(3)	4,282,802
John D. Hart	2/12/21	125,582	(3)	2,890,898
Patrick W. Bent	2/12/21	88,373	(3)	2,034,346
James R. Webb	10/27/21	118,993	(4)	5,774,730

(1)

All awards will vest on an accelerated basis in the event of a change in control. Unvested shares receive cash dividends, if any, at the same rate as other shareholders and all Company employees receive payment in connection with accrued dividend payments at the time the shares related to any accrued dividends vest.

(2)	The aggregate grant date fair value of each equity award is computed in accordance with ASC Topic 718, disregarding any estimate for forfeitures.
(3)	The shares underlying this award vest on February 15, 2024, subject to the NEOs’ continued service.
(4)	Mr. Webb’s award vests as follows: 22,251, 48,371 and 48,371 shares on February 15, 2022, 2023 and 2024, respectively.

2021 Narrative Disclosure to the Summary Compensation Table and Grants of Plan Based Awards

The following table shows the percentage of base salary and bonus that each NEO received or earned with respect to 2021 as compared to that NEO’s total compensation for 2021:

Name	Percentage of Salary and Bonus to Total Compensation
William B. Berry	31%
Jack H. Stark	38%
John D. Hart	41%
Patrick W. Bent	41%
James R. Webb	8%

Outstanding Equity Awards as of December 31, 2021

The following table reflects unvested restricted stock held by our NEOs as of December 31, 2021:

	Stock Awards

Name	Number of Shares of Stock that Have Not Vested (1)	Market Value of Shares of Stock that Have Not Vested ($) (2)
William B. Berry	895,483	$40,081,819
Jack H. Stark	397,167	17,777,195
John D. Hart	272,473	12,195,891
Patrick W. Bent	186,591	8,351,813
James R. Webb	118,993	5,326,127

(1)

These shares represent restricted stock awards. Unvested shares will vest as follows: (i) 261,695 shares on February 15, 2022, 261,694 shares on February 15, 2023 and 372,094 shares on February 15, 2024 for Mr. Berry; (ii) 87,701 shares on February 15, 2022, 123,419 shares on February 15, 2023 and 186,047 shares on February 15, 2024 for Mr. Stark; (iii) 63,583 shares on February 15, 2022, 83,308 shares on February 15, 2023 and 125,582 shares on February 15, 2024 for Mr. Hart; and (iv) 39,594 shares on February 15, 2022, 58,624 shares on February 15, 2023 and 88,373 shares on February 15, 2024 for Mr. Bent; and (v) 22,251 shares on February 15, 2022, 48,371 shares on February 15, 2023 and 48,371 shares on February 15, 2024 for Mr. Webb.

(2)	Market value is based on the closing price of $44.76 of our Common Stock as of December 31, 2021.

Options Exercised and Restricted Stock Vested During 2021

The following table reflects information concerning shares of restricted stock held by NEOs, except Mr. Webb (who had no shares vest during 2021), that vested during 2021:

	Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
William B. Berry	261,695	$6,024,219
Jack H. Stark	78,632	1,810,109
John D. Hart	57,009	1,312,347
Patrick W. Bent	33,755	777,040

(1)

Value realized on vesting is calculated by multiplying the number of shares by the closing price upon the last business prior to the day of vesting (February 12, 2022). The awards vested on February 15, 2021, which was President’s Day.

2021 Nonqualified Deferred Compensation

The following table sets forth our NEOs’ information regarding the DCP, including, with respect to each officer (other than Mr. Berry and Mr. Webb, who have not participated in the DCP): (i) the aggregate contributions made by the officer; (ii) the employer contribution; (iii) the aggregate interest or other earnings accrued; (iv) aggregate withdrawals and distributions; and (v) the total balance of the officer’s account.

Name	Executive Contributions in 2021 ($) (1)	Registrant Contributions in 2021 ($) (2)	Aggregate Earnings in 2021 ($)	Aggregate Withdrawals/ Distributions in 2021 ($)	Aggregate Balance at End of 2021 ($) (3)
Jack H. Stark	—	—	$27	—	$274,761
John D. Hart	—	—	44,725	—	382,165
Patrick W. Bent	—	—	50,625	—	280,348

(1)	None of the NEOs listed above elected to participate in the DCP with respect to 2021 compensation.
(2)

The Company suspended all matching under the DCP for 2021 for the reasons described below in the fifth paragraph under “Description of Deferred Compensation Plan.” The matching suspension also applied to the bonus paid in February 2022 for 2021 (and in Mr. Bent’s case, paid in January 2022) under CLR’s Cash Bonus Plan.

(3)

Includes the following aggregate amounts previously reported, as applicable, as compensation for 2014, 2015, 2016, 2017, 2018 and 2019 (none of the NEOs elected to participate during the 2020 year) in the Summary Compensation table for each of the NEOs: $199,920 for Mr. Stark; $214,130 for Mr. Hart; and $0 for Mr. Bent. Mr. Bent’s amount is zero since Mr. Bent has not had deferred compensation previously reported in the Summary Compensation Table.

Description of Deferred Compensation Plan

On September 20, 2013, the Board, based upon the recommendation of the Compensation Committee, established the DCP.

The purpose of the DCP is to (i) give participating employees and non-employee directors an additional tool to use in their personal financial planning; and (ii) provide a vehicle to allow employee DCP participants, all of whom are limited in their participation in the Company’s 401(k) plan due to the Limits, to receive similar benefits in connection with Company matching contributions as employees whose ability to receive Company matching contributions is not impacted by the Limits. The DCP permits the Company to make discretionary matching and other contributions to a participant’s account and the matching and discretionary contributions approved in connection with the DCP are intended to facilitate the purpose described in (ii) above.

The DCP is not intended to constitute a “qualified plan” subject to the limitations of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), nor is it a “funded plan” for purposes of the Code. Benefits under the DCP constitute an unfunded general obligation of the Company. The DCP is designed to provide directors and select management or highly compensated employees of the Company the opportunity to defer the payment of all or a portion of their base pay and cash incentive awards (to the extent a participant is eligible to receive such awards).

Each year the DCP permits participants to elect to defer: (i) up to 100% of base pay (cash fees in the case of directors) for a calendar year and (ii) up to 100% of any cash incentive award received by the employee participant for a performance year. DCP participants are 100% vested in any amounts they deferred pursuant to the alternatives described in the prior sentence. The DCP permits discretionary contributions by the Company, which are subject to a vesting schedule, as described below, at the discretion of the DCP Administrator.

As permitted by the DCP, matching contributions have been approved enabling employee participants to receive matching under the DCP for up to 10% of their total cash compensation, including salary and bonus deferrals. The approved match was intended to align with the amount employee participants would have received under the 401(k) plan, but for the Limits and is given subject to terms and conditions applicable to matching contributions under the 401(k) plan. As a result of the continued volatile commodity price environment, the Company suspended the match described above and all matching has been suspended since 2016.

Distribution of DCP amounts deferred in connection with 2014 will occur upon a participant’s separation from service with the Company. The Company requires a six month delay in the payment of DCP benefits if the participant is a “specified employee” pursuant to Section 409A of the Code at the time of his or her separation from service with the Company, and an earlier payment would result in the imposition of an excise tax on the participant if the amounts were received at the time of his or her separation (the “Specified Employee Delay”). In addition, in connection with amounts deferred in respect of 2014, distribution of DCP accounts and vesting of any Company contributions will result from any of the following events: (i) Change of Control (as defined in the DCP); (ii) a participant’s death or Disability (as defined in the DCP); (iii) a participant’s Normal Retirement (as defined in the DCP); and (iv) a participant’s Involuntary Termination (as defined in the DCP).

Distribution of DCP amounts deferred after 2014 will occur, subject to limited exceptions, based on the election of the participant to receive a distribution upon a fixed date chosen by the DCP participant, the participant’s Termination of Employment (as defined in the DCP), or a Change of Control. In addition, distribution of DCP amounts deferred after 2014 will occur in the event of the participant’s death or Disability. In connection with these distribution events, participants can choose, except in the case of death or Disability, to receive distributions in a lump sum or installments. In the case of death or Disability, the distribution will be made in a lump sum. Participants also have the ability to elect a lump sum distribution if a Change of Control or Involuntary Termination occurs after a participant has started to receive distributions after a fixed date. Distributions described above are also subject to the Specified Employee Delay. Finally, vesting restrictions on any amounts deferred after 2014 will lapse in connection with any of the following events: (i) Change of Control; (ii) participant’s death or Disability; and (iii) a participant’s achievement of Normal Retirement Age (as defined in the DCP).

Earnings reflect the returns produced by the investments selected by the applicable named executive officer. The investment options available to the NEOs are a sub-set of the investment options available under the Company’s 401K Plan. As of December 31, 2021, investment options consisted of the following (returns for 2021 noted in parentheses): Fidelity® High Income (4.23%),TRP Retirement 2005 (8.06%), TRP Retirement 2010 (8.76%), TRP Retirement 2015 (9.54%), TRP Retirement 2020 (10.36%), TRP Retirement 2025 (11.82%), TRP Retirement 2030 (13.5%), TRP Retirement 2035 (15.04%), TRP Retirement 2040 (16.34%), TRP Retirement 2045 (17.26%), TRP Retirement 2050 (17.38%), TRP Retirement 2055 (17.39%), TRP Retirement 2060 (17.44%), Fidelity® Contrafund® K (24.42%), Fidelity Spartan® 500 Index Advtg® (28.69%), Fidelity® Low-Priced Stock (24.63%), MFS Mid-Cap Value Equity I (31.00%), Fidelity Spartan® Extnd Mkt Idx Advtg (12.41%), Driehaus Emrg Mkts (-1.92%), Eagle Mid CP Grth R6 (11.81%), Metwest Total Return Bond (-1.11%), Fidelity Spartan® Intl Idx Advtg (11.45%), American Beacon Small Cp Val Inst (28.15%), American Funds EuroPacific Growth Fund (2.84%), JH Disciplined Value Fund R6 (30.24%), Loomis Sayles Small Cap Growth Fund CN (10.19%) and Fidelity Government Money Market Fund (0.01%). The Oakmark Eq & Income Fund and Wells Fargo Small Company Growth funds were both removed from the plan due to performance. The Company does not guarantee a level of investment return.

Potential Payments Upon Termination or Change in Control

We do not maintain employment, severance or change in control agreements with our NEOs outside of the potential acceleration provisions described below with respect to our equity awards. We discussed our rationale for providing change in control equity vesting above under “Compensation Discussion and Analysis.”

Vesting of Restricted Stock on Change in Control. All of our employees’ and directors’ unvested shares of restricted stock will vest if a change in control occurs as defined in their respective stock award agreements. These agreements are subject to the provisions of the 2013 Plan. The 2013 Plan contains customary change in control provisions.

Listed in the following table is the value of unvested shares of restricted stock held by our NEOs as of December 31, 2021, which would fully vest and be immediately available in the event of a change in control under the 2013 Plan. The table assumes a change in control occurred on December 31, 2021 and the per-share value is $44.76, the closing price of our Common Stock as of December 31, 2021:

Name	Change in Control Vesting of Restricted Stock ($)	Termination Payment ($)	Total ($)
William B. Berry	$40,081,819	—	$40,081,819
Jack H. Stark	17,777,195	—	17,777,195
John D. Hart	12,195,891	—	12,195,891
Patrick W. Bent	8,351,813	—	8,351,813
James R. Webb	5,326,127	—	5,326,127

Jack Stark Retirement. In January 2022, Mr. Stark advised the Company of his decision to retire from the Company. Mr. Stark remained an employee through April 1, 2022. In connection with Mr. Stark’s retirement, he received accelerated vesting of an aggregate of 213,075 shares from grants originally scheduled to vest on February 15, 2023 and February 15, 2024. Any shares not accelerated were forfeited. Mr. Stark will receive a distribution from the DCP as described below.

Pat Bent Retirement. On January 19, 2022, Mr. Bent advised the Company of his intention to retire. Mr. Bent remained an employee through February 1, 2022. In connection with Mr. Bent’s retirement, he received cash payments aggregating $1,112,089 as compensation for severance, annual bonus, 401(k) match and health benefits subsidy. He also received accelerated vesting of a total of 108,135 shares awarded under the Company’s 2013 Long-Term Incentive Plan, with 39,594, 39,083 and 29,458 shares being accelerated from the vestings scheduled to occur on February 15, 2022, 2023 and 2024, respectively. Any shares not accelerated were forfeited Mr. Bent will receive a distribution from the DCP as described below. The amount received by Mr. Bent in connection with his annual bonus is reported above in the Summary Compensation Table on page 35.

Distributions in Connection with DCP. Under the terms of our DCP, distributions of deferred compensation and accelerated vesting of Company contributions may occur in connection with change of control or a participant’s termination. A description of such distributions and accelerated vesting, as well as the circumstances triggering these events with respect to Messrs. Stark, Hart, and Bent appear above on pages 38 and 39 in the description of our DCP appearing under the heading “Description of Deferred Compensation Plan.” Amounts received in connection with any distribution may differ from the amounts set forth in the “Aggregate Balance at End of 2021” solely due to the lapse of time between the calculation as of December 31, 2021 and the distribution date.

Indemnification Agreements

Our officers, directors, and certain other employees have entered into customary indemnification agreements with us, pursuant to which we have agreed to indemnify our officers and directors to the fullest extent permitted by law.

Risk Assessment Related to our Compensation Structure

We believe our executive compensation program is appropriately structured and not reasonably likely to result in risks that could have a material adverse effect on us. We believe our approach of subjectively evaluating performance results of each executive assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation opportunities in such a way as to discourage excessive risk-taking. Further, one of the primary factors we take into consideration in setting compensation is the performance of the Company as a whole. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and our shareholders as a whole. Finally, the time-based vesting over a multi-year period for our long-term incentive awards ensures our employees’ interests align with those of our shareholders for the long-term performance of our Company.

Pay Ratio Disclosure

The 2021 compensation disclosure ratio of the median total compensation of all Company employees to the annual total compensation of Mr. Berry, our President and Chief Executive Officer, who was our principal executive officer at December 31, 2021, is as follows:

2021 median employee total annual compensation: $146,204

2021 Chief Executive Officer total annual compensation: $12,407,850

2021 ratio of total annual compensation of Chief Executive Officer to median employee: 85:1

With respect to the ratio calculation, we identified the median employee by examining the 2021 compensation reported on Form W-2 for all individuals, excluding our Chief Executive Officer, who were employed by us (whether on a full-time, part time, seasonal or temporary basis) on December 31, 2021, the last day of our previous fiscal year. For such employee we did not make any annualizations, assumptions, adjustments (including cost-of-living adjustments) or estimates with respect to the compensation reflected on the Form W-2.

After identifying the median employee, we calculated the total annual compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table appearing on page 35 of this proxy statement.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the ratio reported above should not be used as a basis for comparison between companies.

Proposal 2:

Approval of the Company’s 2022

Long-Term Incentive Plan

General

At the Annual Meeting, the shareholders will be asked to approve the Company’s 2022 Long-Term Incentive Plan (the “2022 Plan”). If approved, the 2022 Plan will be effective as of May 19, 2022. The Company believes implementing the 2022 Plan is advisable (i) in order to ensure the Company has an adequate number of shares available in connection with its compensation programs and (ii) to expand the types of awards available for grant in connection with the Company’s long-term incentive program. Shareholders are being asked to approve the 2022 Plan because Section 312.03(a) of the NYSE Listed Company Manual requires shareholder approval of equity compensation plans.

The Board recommends the shareholders vote “FOR” the approval of the 2022 Plan.

The use of stock-based awards under the 2022 Plan is expected to be a key element of the Company’s compensation program moving forward. The 2022 Plan will replace our Amended and Restated Continental Resources, Inc. 2013 Long-Term Incentive Plan (the “2013 Plan”) as the vehicle used to make long-term incentive awards. In May of 2013 the Board and shareholders adopted and approved the 2013 Plan. As of March 16, 2022, out of the 19,680,072 shares of Common Stock authorized for issuance under the 2013 Plan, a total of 11,861,267 shares had been issued and were outstanding or delivered as restricted stock awards. If approved, the total number of shares of Common Stock initially available for issuance under the 2022 Plan will be 15,818,785, which includes (i) 8,000,000 new shares under the 2022 Plan, and (ii) 7,818,785 shares that remain available for issuance under the 2013 Plan as of March 16, 2022 that will be transferred from the 2013 Plan to the 2022 Plan (the number of shares initially available for issuance under the 2022 Plan are referred to herein as the “2022 Plan Maximum Number of Shares”). The closing market price of our Common Stock as of March 16, 2022, was $57 per share, as reported on the NYSE.

The 2022 Plan is a broad-based plan under which the Company may grant awards to all employees (including officers of the Company and its subsidiaries), directors, and other person who provides services to the Company or any subsidiary (altogether, “Eligible Persons”). The Company believes approval of the 2022 Plan will give it the flexibility to continue to make stock-based grants and other awards permitted under the 2022 Plan over the next ten years in amounts determined appropriate by the Committee. The term “Committee,” as used in this Proposal, shall generally mean two or more directors designated by the Board to administer the 2022 Plan provided, however, the Board may elect to administer the Plan itself, in which case references to the “Committee” shall be deemed to include references to the “Board,” and individual employees may receive delegation from the Committee to administer certain awards to non-executive officers. While the Company currently expects the 2022 Plan Maximum Number of Shares will provide an adequate number of shares in connection with the Company’s compensation programs for the next ten years, this timeline is an estimate used by the Company in determining to ask shareholders to approve the issuance of 8,000,000 new shares under the 2022 Plan. Future circumstances may require the Company to change its expected equity grant practices. These circumstances may include, but are not limited to, the future price of our shares, award levels or amounts and hiring activity during the next few years.

The 2022 Plan will allow the Company to use a variety of equity compensation alternatives in structuring compensation arrangements for the Company’s personnel. While the Company is aware of the potential dilutive effect of compensatory equity awards, it also recognizes the significant motivational and performance benefits that may be achieved from making such awards. The 2022 Plan will not be implemented unless approved by shareholders. If the 2022 Plan is not approved by the Company’s shareholders, the 2013 Plan will remain in effect in its present form, and we will continue to grant awards thereunder until our share reserve under the 2013 Plan is exhausted, which, assuming no termination of the 2013 Plan at its scheduled expiration date in 2023, we would expect to occur in 2026 based on current expected equity grant practices. Note that the 2013 Plan share reserve could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with certainty. However, no awards can be made under the 2013 Plan after May 22, 2023.

As of March 16, 2022, the total number of shares of the Company’s outstanding Common Stock was 363,129,161. The Company’s current dilution (which is the number of shares available for grant under the 2013 Plan, divided by the total number of shares of the

Company’s Common Stock outstanding) is approximately 2.15%. If the 2022 Plan is approved, the potential dilution from issuances authorized under the 2022 Plan will increase to approximately 4.36%.

The following is a summary of the material features of the 2022 Plan. The table and summary description below are not complete descriptions of all provisions of the 2022 Plan. Each are qualified in their entirety by reference to the complete text of the 2022 Plan, which is attached to this proxy statement as Appendix A and is incorporated herein by reference. We intend to file a Registration Statement on Form S-8 with the SEC covering the shares of the Company’s Common Stock issuable under the 2022 Plan, if approved by shareholders.

2022 Plan Summary Table

The table appearing below summarizes some of the most important features of the 2022 Plan.

Plan Provision	2022 Plan
Eligibility	Awards (as defined below) under the 2022 Plan may be granted to all employees (including officers of the Company and its subsidiaries), directors, and certain other individual service providers
Types of Awards Available for Grant	The following types of Awards may be granted under the 2022 Plan (each as defined below): (i) Incentive Options; (ii) Nonstatutory Options; (iii) SARs; (iv) Restricted Stock Awards; (v) Stock Awards; (vi) Restricted Stock Units; (vii) Dividend Equivalents; (viii) Other Stock-Based Awards; (viii) Cash Awards; (ix) Substitute Awards; or (x) any combination of such Awards
Option/SAR Exercise Price	The exercise price applicable to Incentive Options, Nonstatutory Options and SARs awarded under the 2022 Plan may not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the fair market value of our Common Stock on the date of grant
Aggregate Shares That May Be Issued Pursuant to Plan	If approved, the total number of shares of Common Stock initially available for issuance under the 2022 Plan will be 15,818,785, which includes (i) 8,000,000 new shares under the 2022 Plan, and (ii) 7,818,785 shares that remain available for issuance under the 2013 Plan as of March 16, 2022 that will be transferred from the 2013 Plan to the 2022 Plan.
Individual Limits on Awards	Annual per non-employee member of the Board limit for Awards: $1,000,000
Vesting	Vesting of Awards will be determined on a grant-by-grant basis
Change in Control Provisions	Upon a Change in Control (as defined below), all Awards held by Participants (as defined below) will be immediately vested, fully earned and exercisable, unless provided otherwise in the applicable Award agreement.
Effective Period	If approved by shareholders, from May 19, 2022 until May 19, 2032

Narrative Description of the 2022 Plan

The purpose of the 2022 Plan is to provide a means to enhance the profitable growth of the Company and its subsidiaries by attracting and retaining employees and consultants of the Company and its subsidiaries and non-employee members of the Board through affording such individuals a means to acquire and maintain stock ownership or Awards, the value of which is tied to the performance of our Common Stock. The 2022 Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the Company and their desire to remain in its employ. The 2022 Plan seeks to achieve this purpose by permitting grants of (i) incentive stock options (“Incentive Options” or “ISOs”), (ii) options that do not constitute incentive stock options (“Nonstatutory Options,” and together with Incentive Options, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) other stock-based awards (“Other Stock-Based Awards”), (vi) restricted stock units (“Restricted Stock Units”), (vii) dividend equivalents (“Dividend Equivalents”), (viii) stock awards (“Stock Awards”), (ix) cash awards (“Cash Awards”), (x) substitute awards (“Substitute Awards”), or (xi) any combination of such awards (collectively, the foregoing are referred to as “Awards”). See “Securities To Be Offered.” If approved by shareholders, the 2022 Plan will be effective until May 19, 2032.

The 2022 Plan, in part, is intended to qualify under the provisions of Section 422 of the Code. The 2022 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Administration of the 2022 Plan

If the 2022 Plan is approved, the Board will appoint the Committee to administer the 2022 Plan pursuant to its terms and all applicable state, federal, or other rules or laws. Unless otherwise limited by the 2022 Plan, the Committee has broad discretion to administer the 2022 Plan, interpret its provisions and adopt policies for implementing the 2022 Plan. This discretion includes (i) the power to determine when and to whom Awards will be granted, (ii) determine the type and amount of such Awards (measured in cash, shares of Common Stock or as otherwise designated), (iii) determine the terms and conditions of any Award (including any service- or performance-based vesting conditions) (iv) modify, waive or adjust any term or condition of an Award that has been granted (except for certain amendments which require shareholder approval under the 2022 Plan as described below), (v) determine the treatment of an Award upon a termination of employment or other service relationship, (vi) impose holding periods, (vii) interpret and administer the Plan and any Award agreement, (viii) correct defects, supply any omission or reconcile any inconsistency in the Plan, any Award, or Award agreement, and (iv) take any other action necessary or desirable for the administration of the Plan.

Persons Who May Participate in the 2022 Plan

Eligible Persons who are designated by the Committee to receive an Award under the 2022 Plan will be a “Participant.” An employee on leave of absence may be considered still employed by the Company or a subsidiary for purposes of determining eligibility for participation under the 2022 Plan. Any individual granted an Award which remains outstanding under the 2022 Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2022 Plan. As of April 7, 2022, the Company has 5 non-employee directors, 8 officers (all of which are all also executive officers and 2 of which are also directors) and approximately 1,269 other employees who are eligible to participate in the 2022 Plan.

Maximum Number of Shares Subject to Award for Non-Employee Directors

Awards made to non-employee directors pursuant to the terms of the 2022 Plan will be subject to limitations imposed by the Committee. In each calendar year, a non-employee member of the Board may not be granted Awards for service on the Board which exceeds $1,000,000. Additional Awards may be granted in the event the non-employee director serves on a special committee, serves as lead director or chairman of the Board, or in the non-employee directors first year of service on the Board.

Securities to be Offered

Shares Subject to the 2022 Plan. If shareholders approve this proposal, the maximum aggregate number of shares of Common Stock that may be granted for any and all Awards under the 2022 Plan shall not exceed the 2022 Plan Maximum Number of Shares (subject to any adjustment permitted under the 2022 Plan due to recapitalization, reorganization or similar event). The total number of shares of Common Stock received and available for delivery in connection with ISOs under the 2022 Plan will not exceed 8,000,000 shares (which is the number of new shares that we are requesting for the 2022 Plan that do not depend on shares that were available for the 2013 Plan).

Shares of Common Stock subject to an Award under the 2022 Plan that expires or is canceled, forfeited, surrendered, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock and (ii) shares withheld by, or otherwise surrendered to, the Company to satisfy a Participant’s tax obligations associated with any Award, will again be available for Awards under the 2022 Plan, except that the following shares will not again be available for Awards: (A) shares withheld, or otherwise tendered by Participants, as full or partial payment for the exercise of Options; and (B) shares reserved for issuance upon the grant of SARs to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs. The Common Stock subject to Awards pursuant to the 2022 Plan may be authorized but unissued shares, stock held in the treasury of the

Company, including shares reacquired by the Company on the open market. The fair market value of the Common Stock on a given date will be the closing price of a share of Common Stock as reported by the NYSE on the day for which fair market value is to be determined, or if there was no sale of Common Stock on that day, the most recent date on which shares of Common Stock were sold preceding the date with respect to which the fair market value determination is made. There are no fees, commissions, or other charges applicable to a purchase of Common Stock under the 2022 Plan.

Awards

Stock Options. The Committee may grant Non-statutory Options and ISOs, which comply with Section 422 of the Code, to Eligible Persons. With respect to ISOs, the Eligible Person must be an employee of the Company, its parent, or any subsidiary corporation of the Company. Except as set forth below, the exercise price of each Option granted under the 2022 Plan will be stated in the Option award agreement. The exercise price shall not be less than the greater of (A) the par value of the Stock or (B) 100% of the fair market value per share of the Stock as of the date of the grant of the Non-statutory Option or, in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent or its subsidiaries, 110% of the fair market value per share of the stock on the date of grant.

Any Incentive Option that fails to comply with Section 422 of the Code for any reason will result in the reclassification of the Option as a Nonstatutory Option, which will be exercisable as such. The Committee will determine, among other things, the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, cash or cash equivalents, payment in Common Stock, by net issue exercise or any combination of the foregoing), the times at which an Option may be exercised and the expiration of an Option Award. The maximum term of any Option will be ten years. Because the grant of options is at the discretion of the Committee, the amount of options received or to be received by Eligible Persons under the 2022 Plan is not determinable.

SARs. SARs may be granted to Eligible Persons. An SAR is the right to receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price of the SAR, as determined by the Committee. The grant price per share shall not be less than the great of (A) the par value per share of the Common Stock or (B) 100% of the fair market value of the Common Stock on the date of grant. SARs may be awarded in connection with or separate from other Awards. SARs awarded in connection with an Option will require the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. The term of an SAR will be for a period determined by the Committee but will not exceed ten years. The Committee shall also determine the form of consideration payable upon settlement.

Restricted Stock. Restricted Stock may be granted to any Eligible Person. A Restricted Stock Award is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability, or any other restrictions imposed by the Committee in its discretion. Restricted Stock Awards require the recipient to remain in the employment of, or provide services to, the Company for a specified period of time (referred to herein as the “Restricted Period”). Restrictions, including the Restricted Period, may lapse at such times and under such circumstances as determined by the Committee. Except as otherwise provided under the terms of the 2022 Plan or an Award agreement, the holder of a Restricted Stock Award may have rights as a shareholder, including the right to vote the Common Stock subject to the Restricted Stock Award or to receive dividends on the Common Stock subject to the Restricted Stock Award (and subject to any mandatory reinvestment or other requirements imposed by the Committee). As a condition of a Restricted Stock Award grant, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Common Stock subject to a Restricted Stock Award be automatically reinvested in additional shares of restricted stock, applied to the purchase of additional Awards under the 2022 Plan or deferred without interest to the date of vesting of the associated Restricted Stock Award, although the default treatment of any dividends will to be held, without interest, on the participant’s behalf until such time as the underlying Restricted Stock award becomes vested. Unless otherwise determined by the Committee, Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Common Stock or other property has been distributed. Restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of during the Restricted Period.

Restricted Stock Units. RSUs may be granted to any Eligible Person. Restricted Stock Units are rights to receive Common Stock, cash, or a combination of both at the end of a specified period. The Committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement. Settlement of RSUs will occur upon vesting or upon expiration of the deferral period specified for such RSUs by the Committee. RSUs may be settled in Common Stock or cash, or a combination thereof, as determined by the Committee.

Stock Awards. Stock Awards may be granted to any Eligible Person as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

Other Stock-Based Awards. Other Stock-Based Awards may be granted to any Eligible Person. Subject to applicable legal limitations and the terms of the 2022 Plan, Other Stock-Based Awards shall be related to Common Stock (in terms of being valued, denominated, paid, or otherwise defined by reference to Common Stock). Such Other Stock-Based Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. The Committee will determine the terms and conditions of all such Other Stock-Based Awards, including without limitation, consideration to be paid, the timing and methods of payment, and any performance criteria associated with another Stock-Based Award. Cash Awards may be granted as an element of or a supplement to any Other Stock-Based Awards permitted under the 2022 Plan.

Dividend Equivalents. Dividend Equivalents may be granted to any Eligible Person, entitling the Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Common Stock. Dividend Equivalents may be awarded on a freestanding basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional Common Stock, Awards, or other investment vehicles. The Committee will specify any restrictions on transferability and risks of forfeiture imposed upon Dividend Equivalents.

Cash Awards. Cash Awards may be granted to any Eligible Person on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the 2022 Plan. The Committee shall determine the amount and terms of the Award as it deems appropriate.

Substitute Awards. Awards may be granted in substitution or exchange for any other Award granted under the 2022 Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with Section 409A of the Code and the guidance and regulations promulgated thereunder (referred to herein as the “Nonqualified Deferred Compensation Rules”), Section 424 of the Code and the guidance and regulations promulgated thereunder, if applicable, and other applicable laws and exchange rules.

Other Provisions

No Repricing. Without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

Tax Withholding. Unless otherwise paid by a Participant, the Company and any applicable subsidiary is entitled to deduct from any payment under the 2022 Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or it may require the Participant to pay the Company the amount of any such tax as a condition of making a payment under the 2022 Plan. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations.

Merger or Recapitalization. If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, reorganization, consolidation, spin-off, merger or otherwise, that is considered an equity restructuring pursuant to accounting regulations (an “Adjustment Event”), appropriate adjustments will be made by the Committee as to (i) the aggregate number or kind of shares that thereafter may be delivered under the 2022 Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase or exercise price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards to equitably reflect such Adjustment Event.

Change in Control. Upon a Change in Control (as such term is defined below), all Awards held by Participants will be immediately vested, fully earned and exercisable, unless provided otherwise in the applicable Award agreement. Notwithstanding the foregoing, with respect to any Award subject to the Nonqualified Deferred Compensation Rules, a Change in Control for purposes of triggering the exercisability, settlement or other payment or distribution with respect to any such Award shall not be deemed to occur unless a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation,” as defined in Section 1.409A-3(i)(5) of the Nonqualified Deferred Compensation Rules has also occurred. In addition, in the event a Change in Control occurs, or an event changes the Company or the Company’s Common Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other similar event, the Committee may effect one or more of the following alternatives, which may vary among individual Participants and also among the Options or SARs held by a Participant: (i) accelerate the time at which such Awards may be exercised in full for a limited time on or before a specified date, after which all unexercised Awards of these types will terminate; (ii) require the mandatory surrender of such Awards as of a specified date in exchange for a cash payment for any excess value as determined under the terms of the 2022 Plan; (iii) cancel, substitute or modify Awards that remain subject to a restricted period as of the date of the Change in Control or other event, in exchange for a cash payment, other consideration, a substitute Award or the substitution of the form of settlement, in each case that is economically equivalent to the value of the Award at the time of the Change in Control or other event; or (iv) make adjustments to such Awards then outstanding to reflect the event in question as determined by the Committee in its sole discretion.

The 2022 Plan generally defines a “Change in Control” as follows: except as otherwise provided in an applicable award agreement, the occurrence of (i) the consummation of any agreement which changes the beneficial ownership of 50% or more of the outstanding shares of Common Stock or the combined voting power of the outstanding voting securities entitled to vote in the election of directors; (ii) the individuals constituting the Board on the Effective Date no longer constitute a majority of the Board, subject to certain exceptions as detailed in the 2022 Plan; (iii) consummation of a merger, reorganization, consolidation, or the disposition of all or substantially all of the assets of the Company, or the acquisition of the assets of another entity that results in a similar impact to the previously described events; and (iv) the approval by the stockholders of a complete liquidation or dissolution of the Company; provided, however, the following will not be considered a Change in Control for purposes of clause (i) above: (1) any acquisition directly from the Company, by the Company or its subsidiaries, by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (2) any transaction in which the outstanding stock or outstanding voting securities are issued, sold or transferred to an Excluded Person. An “Excluded Person” is generally defined as (a) Mr. Harold Hamm, (b) his lineal descendants, (c) his estate or other legal representative, (d) a trust in which Mr. Hamm is trustee, or the principal beneficiaries are one or more of the people described in clause (a) through (d) above, (e) any person or entity controlled by one or more of the people described in clause (a) through (d) above, (f) a group that includes one or more of the people described in clauses (a) through (e) above, provided that such person or entity described in clauses (a) through (e) above control more than 50% of the voting power of such group.

Amendment. Without shareholder or Participant approval, the Board may amend, alter, suspend, discontinue or terminate the 2022 Plan or the Committee’s authority to grant Awards under the 2022 Plan, except that any amendment or alteration to the 2022 Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s shareholders not later than the next annual meeting if shareholder approval is required by any state or federal law or regulation or the rules of the NYSE. The Board may otherwise, in its discretion, determine to submit other such changes to the 2022 Plan to shareholders for approval; provided, that without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. The Committee may, except as otherwise provided in the 2022 Plan, waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto; provided, that without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

Transferability of Awards. To the extent specifically provided by the Committee and permitted pursuant to Form S-8 and the instructions thereto, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish; provided, however, that no Award (other than a Stock Award) may be transferred to a third-party financial institution for value. Awards will not be transferable other than by will or the laws of descent and distribution or with the Committee’s advance approval, which may be given or withheld in the Committee’s sole discretion. An Award may also be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

Federal Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the U.S. federal tax consequences to Participants arising from participation in the 2022 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the 2022 Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Incentive Options; Nonstatutory Options; SARs. Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by the Company in the case of a Participant who is an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Code Limitations on Deductibility” below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the Common Stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Common Stock must be held for more than twelve months in order to qualify for long-term capital gain treatment.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock not held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess will ordinarily constitute a capital loss.

The Company and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company (or a subsidiary) will then, subject to the discussion below under “Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held

Common Stock surrendered therefor in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2022 Plan allows the Committee to permit the transfer of Awards in limited circumstances. See “Other Provisions, Transferability of Awards.” For income and gift tax purposes, certain transfers of Nonstatutory Options generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce). However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if the Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $16,000 per donee (for 2022, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implication of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock Awards; Restricted Stock Units; Cash Awards; Other Stock-Based Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of RSUs denominated in Common Stock, but rather, will generally recognize ordinary compensation income at the time he or she receives Common Stock in satisfaction of the RSUs in an amount equal to the fair market value of the Common Stock received.

In general, a Participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a Restricted Stock Award or Other Stock-Based Award in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of Common Stock are subsequently forfeited, the Participant will not be allowed to take a deduction for the value of the forfeited shares of Common Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above with respect to Common Stock or cash received. Dividends or Dividend Equivalents received by a Participant prior to the time the Common Stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Common Stock received by a

Participant will equal the amount recognized by him or her as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to the Company

Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the 2022 Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Deduction Limitations. The ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the 2022 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2022 PLAN. IT IS NOT AND DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE PARTICIPANT MAY RESIDE.

Grants to Certain Persons

The Awards, if any, made to Eligible Persons under the 2022 Plan are subject to the discretion of the Committee, and thus the Company cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to Eligible Persons under the 2022 Plan. Therefore, the New Plan Benefits Table is not provided.

We have not made any grants of options under our 2013 Plan and we do not currently have any option grants outstanding. Additionally, the Company cannot determine the benefits or amounts which would have been received by or allocated to Eligible Persons if the plan had been in effect in the 2021 calendar year because the 2022 Plan is subject to the discretion of the Committee. However, during 2021, we made the awards of restricted stock described above under “Executive Compensation and Other Information – Grants of Plan Based Awards” to our NEOs under the 2013 Plan, and we made restricted stock grants under the 2013 Plan to our non-employee directors as described above under “Director Compensation.” During 2021, we awarded an aggregate of 1,003,880 shares of restricted stock to all of our current executive officers as a group and an aggregate of 1,998,501 shares of restricted stock to all employees (excluding grants to our executive officers) as a group.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information as of March 16, 2022 relating to equity compensation plans:

	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in columns (a)(1)
Equity Compensation Plans Approved by Shareholders	—	$—	7,818,785
Equity Compensation Plans Not Approved by Shareholders	—	—	—

(1)	At December 31, 2021, 8,493,561 shares remained available for issuance under the 2013 Plan.

Security Ownership of Certain

Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock, as of March 23, 2022, by each person (other than our directors and executive officers) known by us to be the beneficial owner of more than 5% of the issued and outstanding Common Stock.

	Beneficial Ownership

Name and Address of Beneficial Owner (1)	Number of Shares (2)	Percent of Class (3)
Roger Clement (4)	142,929,154	39.36%
Deana Ann Cunningham (5)	28,768,467	7.92%
Harold Thomas Hamm (6)	28,767,596	7.92%
Hilary Honor Hamm (7)	28,416,733	7.83%
Jane Elizabeth Hamm Lerum (8)	28,635,433	7.89%
Jackson Alexander White* (9)	1,888	*

*	Less than 1%
(1)

Pursuant to that certain Dividend and Dissolution Agreement, dated February 7, 2022, by and among the members of Harold Hamm Family LLC (the “Dividend Agreement”), all the shares of Common Stock owned by Harold Hamm Family LLC were distributed by way of a pro rata dividend to its members (the “Transaction”). As a result of the Transaction, the beneficial owners listed in this table, along with Harold G. Hamm and Shelly Glenn Lambertz, amongst others, formed a “group” for purposes of Section 13(d) of the Exchange Act. Deana Ann Cunningham (“DAC”), Harold Thomas Hamm (“HTH”), Hilary Honor Hamm (“HHH”), Jane Elizabeth Hamm Lerum (“JEL”) and Shelly Lambertz (“SL”) (listed in the table below) are Mr. Hamm’s children. In connection with the transactions contemplated by the Dividend Agreement, the members of such group entered into a Shareholders’ Agreement, dated as of February 7, 2022 (the “Shareholders’ Agreement”) pursuant to which they agreed, among other things, (i) that dispositions of shares of Common Stock held by members of the group require the approval of a majority of the trustees of the trusts party to the Shareholders’ Agreement, subject to certain exceptions, including an exception that permits transfers among members of the group, (ii) following the death of Harold G. Hamm, to vote their shares of Common Stock as directed by the parties to the Shareholders’ Agreement holding a majority of all shares of Common Stock and (iii) to customary tag-along and drag-along rights.

(2)

Beneficial ownership is determined in accordance with the SEC’s rules and regulations and generally includes voting or dispositive power with respect to securities. All voting and dispositive power of members of the group described in Note 1 above is subject to the terms of the Shareholders’ Agreement.

(3)	Based on total shares outstanding of 363,127,767 on March 23, 2022.
(4)

Includes (i) 167,526 shares over which Mr. Clement holds voting and dispositive power in his capacity as sole and independent trustee of the Jane Elizabeth Hamm 2005 Irrevocable Trust and Hilary Hamm 2005 Irrevocable Trust and (ii) 142,761,628 total shares of which Roger Clement may be deemed to be a beneficial owner as a result of his position as co-trustee of the 2015 Shelly Glenn Lambertz Trust I, 2015 Shelly Glenn Lambertz Trust II, 2015 Deana Ann Cunningham Trust I, 2015 Deana Ann Cunningham Trust II, 2015 Harold Thomas Hamm Trust I, 2015 Harold Thomas Hamm Trust II, 2015 Hilary Hamm Trust I, 2015 Hilary Hamm Trust II, 2015 Jane Hamm Lerum Trust I and 2015 Jane Hamm Lerum Trust II (collectively, the “Trusts”). The business address for Mr. Clement is Roger Clement, c/o Hamm Capital LLC, P.O. Box 1295, Oklahoma City, Oklahoma 73101. The Trust I’s for each of Mr. Hamm’s children granted Mr. Hamm an irrevocable proxy to vote the shares held by such trusts but retained dispositive power with respect to such shares. The Trust I holdings for each of Mr. Hamm’s children are as follows: DAC – 5,380,561 shares; HTH – 5,380,561 shares; SL – 5,380,561 shares; HHH – 5,507,764 shares; and JEL – 5,507,764 shares. In addition, SL has granted Mr. Hamm an irrevocable proxy with respect to 1,300,000 held by her Trust II over which this trust has also retained dispositive power. The shares described in the prior three sentences are also included, as applicable, in Mr. Hamm’s and Ms. Lambertz’s holdings reported in the table below.

(5)

Includes (i) 85,258 shares of Common Stock, including the 83,658 shares over which Ms. Cunningham holds voting and dispositive power in her capacity as trustee of the Deana Ann Cunningham Succession Trust and the 1,600 shares she owns directly, (ii) 23,302,648 shares held by the 2015 Deana Ann Cunningham Trust II over which Ms. Cunningham shares the voting and dispositive power with Mr. Clement and (iii) 5,380,561 shares held by the 2015 Deana Ann Cunningham Trust I over which Ms. Cunningham shares the dispositive power with Mr. Clement and over which Harold G. Hamm has sole voting power covered by an irrevocable proxy. The business address for Ms. Cunningham is Deana Ann Cunningham, c/o Hamm Capital LLC, P.O. Box 1295, Oklahoma City, Oklahoma 73101.
(6)

Includes (i) 84,387 shares over which Mr. Hamm holds voting and dispositive power in his capacity as trustee of the Harold Thomas Hamm Succession Trust, (ii) 23,302,648 shares held by the 2015 Harold Thomas Hamm Trust II over which Mr. Hamm shares the voting and dispositive power with Mr. Clement and (iii) 5,380,561 shares held by the 2015 Harold Thomas Hamm Trust I over which Mr. Hamm shares the dispositive power with Mr. Clement and over which Harold G. Hamm has sole voting power covered by an irrevocable proxy. The business address for Mr. Hamm is Harold Thomas Hamm, c/o Hamm Capital LLC, P.O. Box 1295, Oklahoma City, Oklahoma 73101.

(7)

Includes (i) 22,908,969 shares held by the 2015 Hilary Hamm Trust II over which Ms. Hamm shares the voting and dispositive power with Mr. Clement and (ii) 5,507,764 shares held by the 2015 Hilary Hamm Trust I over which Ms. Hamm shares the dispositive power with Mr. Clement and over which Harold G. Hamm has sole voting power covered by an irrevocable proxy. The business address for Ms. Hamm is Hilary Honor Hamm, c/o Hamm Capital LLC, P.O. Box 1295, Oklahoma City, Oklahoma 73101.

(8)

Includes (i) 23,127,669 shares held by the 2015 Jane Hamm Lerum Trust II over which Ms. Lerum shares the voting and dispositive power with Mr. Clement and (ii) 5,507,764 shares held by the 2015 Jane Hamm Lerum Trust I over which Ms. Lerum shares the dispositive power with Mr. Clement and over which Harold G. Hamm has sole voting power covered by an irrevocable proxy. The business address for Ms. Lerum is Jane Elizabeth Hamm Lerum, c/o Hamm Capital LLC, P.O. Box 1295, Oklahoma City, Oklahoma 73101.

(9)

Mr. White is a member of a “group” for purposes of Section 13(d) of the Exchange Act. Due to his status as a Section 13(d) group member, we are required to disclose his beneficial ownership pursuant to Item 403 of Regulation S-K. The business address for Mr. White is Jackson Alexander White, c/o Hamm Capital LLC, P.O. Box 1295, Oklahoma City, Oklahoma 73101.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock as of March 23, 2022, by (a) each of our directors and director nominees, (b) each of the executive officers and each of Mr. Bent and Mr. Stark (both of whom are NEOs but not executive officers at March 23, 2022), and (c) all of our directors, director nominees and executive officers and Mr. Bent and Mr. Stark as a group. Each of the aforementioned persons has sole voting and dispositive power with respect to the shares listed in the table, except as otherwise indicated below or with respect to Mr. Hamm and Ms. Lambertz, as described in Note 1 to the table appearing on page 50 above.

	Beneficial Ownership

Name of Director or Executive Officer	Number of Shares (1)	Percent of Class (2)
Patrick W. Bent	183,157	*
William B. Berry	1,328,465	*
Robert Hagens	113,099	*
Harold G. Hamm (3)	184,851,901	50.91%
John D. Hart	528,647	*
Jeffrey B. Hume (4)	2,250,781	*
Shelly Lambertz (5)	28,571,403	7.87%
Robert D. Lawler	168,097
Lon McCain	43,125	*
John T. McNabb, II (6)	56,673	*
Mark E. Monroe	242,619	*
Jack H. Stark (7)	815,311	*
Timothy G. Taylor	53,616	*
James R. Webb	145,144	*
All Directors, executive officers and NEOs as a group (14 persons) (8)	212,671,477	58.57%

*	Less than 1%
(1)

Beneficial ownership is determined in accordance with the SEC’s rules and regulations and generally includes voting or dispositive power with respect to securities. The following persons have sole voting and dispositive power with respect to the restricted stock included in the number of shares listed opposite each person’s name in the table above, subject to the terms of the documents relevant to each restricted stock award: Mr. Berry – 773,869 shares; Mr. Hagens – 113,099 shares; Mr. Hamm – 20,618 shares; Mr. Hart – 256,168 shares; Mr. Hume –66,358 shares; Ms. Lambertz – 111,169 shares; Mr. Lawler – 168,097 shares; Mr. McCain – 6,873 shares; Mr. McNabb – 6,873 shares; Mr. Monroe – 6,873 shares; Mr. Stark – 309,466 shares ; Mr. Taylor – 6,873 shares; Mr. Webb– 130,012 shares; and all directors, executive officers and NEOs as a group 1,976,348 shares.

(2)	Based on total shares outstanding of 363,127,767 on March 23, 2022.
(3)

Includes an aggregate of 28,457,211 shares for which Mr. Hamm holds an irrevocable proxy granted by trusts benefitting each of Mr. Hamm’s children and which are also reported in the table above and in the shares reported in this table by Ms. Lambertz as discussed in Footnote 4.to the table above. Also includes 64,452 shares held by Transwestern Transports LLC (“Transwestern”), an entity of which the Hamm Revocable Trust is the sole member. Mr. Hamm has voting and dispositive power over the shares held by Transwestern.

(4)	Includes 2,021,839 shares held by a limited liability company owned by Mr. Hume and his wife.
(5)

Includes 28,426,702 shares held through trusts and 2,300 and 1,888 shares held by Ms. Lambertz’s spouse and child, respectively. Also, includes 28,343,044 shares held by Ms. Lambertz through trusts, which are also reported in the table on page 50, as described in Footnote 4 to such table. Footnote 4 to the table above also describes the shares subject to an irrevocable proxy in favor of Mr. Hamm which are included in Mr. Hamm’s holding reported in this table.

(6)

Includes 2,000 shares held by a charitable foundation qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, of which Mr. McNabb and his wife are officers and with respect to which Mr. McNabb and his wife share voting and dispositive power. Mr. McNabb and his wife have no pecuniary interest in the shares held by the charitable foundation.

(7)	Includes 505,845 shares held by a limited liability company owned by Mr. Stark and his wife.
(8)

Number reflects elimination of 6,680,561 shares included in the totals of each of Mr. Hamm and Ms. Lambertz in the table above as a result of a proxy to vote shares owned by Ms. Lambertz held by Mr. Hamm.

Proposal 3:

Ratification of Selection of

Independent Registered Public

Accounting Firm

General

The Audit Committee has directed us to submit the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. The Audit Committee evaluates the selection of our independent registered public accounting firm each year and has reappointed Grant Thornton as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ended December 31, 2022. In determining to reappoint Grant Thornton as the Company’s independent auditor, the Audit Committee took into consideration a number of factors, including, but not limited to: Grant Thornton’s performance on prior Company audits; the quality and timeliness of the services and informative communications provided by Grant Thornton; the results of regulatory inspections performed on Grant Thornton audits; an assessment of Grant Thornton’s resources and expertise; Grant Thornton’s knowledge of the Company’s business and industry; Grant Thornton’s independence, objectivity and adherence to professional and ethical standards; the appropriateness of Grant Thornton’s fees relative to the services provided; and the frequency and quality of Grant Thornton’s interactions with the Audit Committee and the Company’s management. Grant Thornton has served as our independent registered public accounting firm since 2004.

Our Bylaws and other governing documents or law do not require shareholder ratification of the selection of Grant Thornton as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in our and our shareholders’ best interest.

The Board recommends the shareholders vote “for” the ratification of the selection of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2022.

Audit Committee Report

In accordance with its written charter adopted by the Board, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. In addition to overseeing the audit of our financials by our independent registered public accounting firm, the Audit Committee reviews our unaudited quarterly financials with management. The Audit Committee is also responsible for oversight of the Company’s internal audit function and the Audit Committee meets periodically with the Company’s Director of Internal Audit to review the effectiveness of the internal audit function, internal audit plan and related internal audit activities. Lastly, the Audit Committee is tasked with overseeing the Company’s major financial risk exposures.

The Audit Committee is composed entirely of independent directors. Messrs. McCain and McNabb have been determined by the Board to be financial experts. The Audit Committee’s charter can be found in the Corporate Governance section of our website at www.CLR.com. A printed copy of the charter will be made available to any shareholder who requests it from our Secretary.

The Audit Committee reviewed and discussed our audited financial statements as of and for the fiscal year ended December 31, 2021, with Grant Thornton, our independent auditor, with and without management present. Management has the primary responsibility for our financial statements and the overall reporting process, including assuring we develop and maintain adequate financial controls and procedures for monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Our independent auditor is responsible for auditing the annual financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles, and discussing with the Audit Committee any issues it believes should be raised. Grant Thornton also audited our internal control over financial reporting as of December 31, 2021 and issued a separate report thereon.

The Audit Committee is responsible for the appointment, compensation, and oversight of our independent auditor. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditor a formal written statement describing all relationships between the auditor and us that might bear on the auditor’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the auditor any relationships that may impact its objectivity and independence and satisfied itself as to the auditor’s independence. The independent auditor reviewed its audit plans, audit scope, and identification of audit risks with the Audit Committee. The Audit Committee also discussed with management and the independent auditor the quality and adequacy of our internal controls. Further, the Audit Committee discussed and reviewed with the independent auditor all applicable matters required by the PCAOB and the SEC.

Based on the above-mentioned review and discussions with management and the independent auditor, the Audit Committee recommended to the Board and the Board approved the Audit Committee’s recommendation that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC. The Audit Committee also approved and recommended to the Board, and the Board ratified the reappointment of the independent auditor for 2022.

The preceding report is presented by the members of the Audit Committee.

/s/ Lon McCain	/s/ John T. McNabb, II	/s/ Timothy G. Taylor
Lon McCain Committee Chairman	John T. McNabb Committee Member	Timothy G. Taylor Committee Member

Audit and Other Fees

Grant Thornton served as our independent registered public accounting firm during 2021 and 2020. The aggregate fees for various services performed by Grant Thornton for the years ended December 31, 2021 and 2020 are set forth below:

	2021	2020
Audit Fees	$1,080,352	$1,051,377
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,080,352	$1,051,377

Fees for audit services include fees associated with our annual consolidated and subsidiary audits, the review of our quarterly reports on Form 10-Q, Sarbanes Oxley Act compliance review, accounting consultations and services normally provided by the accounting firm in connection with statutory or regulatory filings. Audit fees for 2021 include amounts incurred in connection with our November 2021 issuances of 2.268% Senior Notes due 2026 and 2.875% Senior Notes due 2032 and related services associated with the preparation of comfort letters and consents.

As necessary, the Audit Committee considers whether the provision of non-audit services by Grant Thornton is compatible with maintaining auditor independence and has adopted a policy that requires pre-approval of all audit and non-audit services. Such policy requires the Audit Committee to approve services and fees in advance and requires documentation regarding the specific services to be performed. All 2021 audit fees were approved in advance in accordance with the Audit Committee’s policies.

Attendance at Annual Meeting

Representatives of Grant Thornton are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Proposal 4:

Approve, by a Non-Binding Vote,

The Compensation of the

Named Executive Officers

The Company is providing shareholders an advisory vote on the compensation of our named executive officers as required by Section 14A(a)(1) of the Exchange Act. Section 14A(a)(1) was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). In January 2011, the SEC issued final rules to implement the requirements of Exchange Act Section 14A(a)(1).

The Company’s last advisory vote was held at the 2021 Annual Meeting of Shareholders. Following the 2017 Annual Meeting of Shareholders, our Board determined to hold an advisory vote on the compensation of our named executive officers on an annual basis. This pattern will continue until the next required advisory vote on the frequency of shareholder votes on the compensation of executives, which will occur no later than our Annual Meeting of Shareholders in 2023. As a result, this proposal is being submitted for a non-binding vote at the Annual Meeting.

The advisory vote on compensation of our named executive officers is a non-binding vote on the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. The advisory vote on executive compensation is not a vote on the Company’s general compensation policies, compensation of the Company’s Board, or the Company’s compensation policies as they relate to risk management, as described under “Risk Assessment Related to our Compensation Structure” on page 40. The Dodd-Frank Act and related SEC regulations and guidance require the Company to hold the advisory vote on compensation of our NEOs at least once every three years, although the Company has currently determined to seek this vote on an annual basis.

The Company’s executive compensation programs are designed to attract, retain, and motivate experienced, talented individuals to increase shareholder value by finding and developing crude oil and natural gas reserves at costs that provide an attractive rate of return on our investment. During 2021, the Company: (i) generated $3.97 billion in cash flows from operations; (ii) increased net income to $4.56 per diluted share in 2021, compared to a net loss of $1.65 per diluted share in 2020; (iii) added over 237 MMBoe to the Company’s proved reserves through acquisitions; (iv) diversified the Company’s operations by adding over 146,000 net leasehold acres in the Permian Basin, establishing the Company’s presence in the such basin and adding over 217,000 net leasehold acres to the Company’s assets in the Powder River Basin; (v) sequentially increased the quarterly dividend throughout the year to $0.20 per share in fourth quarter; (vi) executed $123,924,127 million in share repurchases resulting in the acquisition of 3,198,571 shares; and (vii) achieved continued improvement in safety performance, with Total Recordable Incident Rate decreasing to 0.33 in 2021. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the shareholders’ long-term interests. The Compensation Discussion and Analysis section starting on page 23 provides a more detailed discussion of our executive compensation program.

This advisory vote on executive compensation is not binding on the Company’s Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

Accordingly, the Board recommends the shareholders approve the compensation of our named executive officers by voting “for” the following advisory resolution:

“RESOLVED, that the shareholders of Continental Resources, Inc. approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Continental Resources, Inc. proxy statement for the 2022 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narrative within the Executive Compensation and Other Information section of such proxy statement.”

Delinquent Section 16(a) Reports

Mr. McCain inadvertently failed to timely report the sale of shares on May 14, 2021. This was corrected in a filing made on May 21, 2021.

Annual Report to Shareholders

Our Annual Report to Shareholders for the year ended December 31, 2021, including audited financial statements, accompanies this Proxy Statement. The Annual Report is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.

Copies of the exhibits omitted from the Annual Report on Form 10-K accompanying this Proxy Statement are available to shareholders without charge upon written request to our Secretary at 20 N. Broadway, Oklahoma City, Oklahoma 73102.

Shareholders Sharing

the Same Address

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Notice and Proxy Statement, Annual Report or Notice of Internet Availability may

have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of our Annual Report, Notice and Proxy Statement and/or Notice of Internet Availability to you if you call or write us at the following address or phone number: Continental Resources, Inc., 20 N. Broadway, Oklahoma City, Oklahoma 73102, Attn: Secretary, (405) 234-9000. If you would like to receive separate copies of the Annual Report and Notice and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Proposals of Shareholders

The Board will consider properly presented proposals of shareholders intended to be presented for action at the Annual Meeting. Such proposals must comply with the applicable requirements of the SEC and our Bylaws. Under our Bylaws a matter can properly be brought before an annual meeting by a shareholder of the Company who is a shareholder of record at the time notice of the proposal is given and who is entitled to vote at such annual meeting. The proposing shareholder must give timely notice of his or her proposal in writing to the Secretary of the Company and satisfy the other requirements set forth in the Bylaws. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company at 20 N. Broadway, Oklahoma City, Oklahoma 73102 not later than ninety (90) days or more than one hundred twenty (120) days prior to the one year anniversary date of the preceding year’s annual meeting of shareholders of the Company (which for our 2022 Annual Meeting will be February 18, 2023, and January 19, 2023, respectively); provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. A shareholder’s notice to the Secretary must comply with all applicable requirements set forth in our Bylaws, and shall set forth as to each matter: (a) a brief description of the business desired to be brought before the annual meeting (which, if the proposal is for any alteration, amendment, rescission or repeal of the Company’s Certificate of Incorporation or Bylaws, shall include the text of the resolution which will be proposed to implement the same); (b) the reasons for conducting such business at the annual meeting; (c) the identity of any beneficial owner or owners on whose behalf the proposal is being made; (d) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and the name and address of any beneficial owner on whose behalf he or she may by acting; (e) the acquisition date, the class and the number of shares of voting stock of the Company which are owned beneficially by the shareholder and by any beneficial owner on whose behalf he or she may be acting; (f) any material interest of the shareholder in such business; (g) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any beneficial owner on whose behalf he or she may be acting, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to manage the risk or benefit of share price changes in the stock price of the Company for such shareholder or beneficial owner, to mitigate loss with respect to any share of stock of the Company, or to increase or decrease the voting power of such shareholder or beneficial owner with respect to any share of the stock of the Company; (h) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; (i) a representation such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (j) an undertaking by the shareholder giving the notice to update the information required pursuant to this paragraph as of the record date for the meeting promptly following the later of the record date for the meeting or the date notice of the record date is first publicly disclosed.

A shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be included in our proxy statement relating to the 2023 Annual Meeting must be received no later than December 8, 2022. For a proposal to be considered for presentation at the 2023 Annual Meeting, although not included in the proxy statement for such meeting, it must be received within the time period set forth in our Bylaws as described above. In addition, the proxy solicited by the Board for the 2023 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2023 Annual Meeting unless we are provided with notice of such proposal no later than ninety days prior to the date of the 2023 Annual Meeting.

Questions and Answers About This

Proxy Material and Voting

Why am I receiving these materials?

This Proxy Statement, the accompanying Notice of Annual Meeting and proxy card and our Annual Report are provided to you because our Board is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the internet. On or about April 7, 2022, we plan to mail to beneficial owners of shares registered in the name of a Broker (who constitute the majority of our shareholders), a Notice of Internet Availability containing instructions on how to access our proxy materials and to shareholders of record, printed copies of our proxy materials. The Notice of Internet Availability also instructs shareholders on how to vote online. This process is designed to expedite shareholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the Annual Meeting. However, if you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

Who can vote at the Annual Meeting?

Shareholders on March 23, 2022 (the Record Date) are eligible to vote their shares at the Annual Meeting. On that date, we had 363,127,767 shares of our Common Stock outstanding and eligible to vote.

What am I voting on?

There are four proposals scheduled for a vote:

Election of seven directors to our Board of Directors to serve until the Annual Meeting of Shareholders in 2023 and until their respective successors are duly elected and qualified or until their earlier resignation or removal (Item 1 on the proxy card);

Approval of the Company’s 2022 Long-Term Incentive Plan (Item 2 on the proxy card);

Ratification of selection of Grant Thornton as our independent registered public accounting firm (Item 3 on the proxy card); and

To approve, by a non-binding vote, the compensation of our named executive officers (Item 4 on the proxy card).

How do I vote?

For Proposal 1, you may either vote “for” a nominee to the Board or you may “withhold authority” regarding your vote for any nominee you specify. For Proposals 2, 3 and 4, you may vote “for” or “against” or “abstain” from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If on March 23, 2022 your shares were registered directly in your name with our transfer agent, AST (as defined below), or if you hold shares of our Common Stock that have not vested pursuant to a restricted stock grant, then you are a shareholder of record. If you are a shareholder of record and you have not elected to receive notice of how to access proxy materials over the internet, you may vote in person over the internet during the Annual Meeting, by proxy using the proxy card or over the internet in advance of the Annual Meeting. If you have elected to receive notice of how to access proxy materials over the internet, you may vote in person over the internet during the Annual Meeting or over the internet in advance of the Annual Meeting. Whether you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

To vote in person over the internet, attend the Annual Meeting and follow the instructions below under the question below “How do I vote shares at the virtual meeting?” using the control number that will be provided with the proxy materials you will receive.

To vote using the proxy card, complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the Annual Meeting, we will vote your shares as you direct.

To vote online in advance of the Annual Meeting, please follow the instructions included on your proxy card or in any notice regarding how to access proxy materials over the internet. If you vote online, you do not need to complete and mail a proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee Record Holder

If you are a beneficial owner of shares registered in the name of your Broker, you should have received either a Notice of Internet Availability containing instructions on how to access our proxy materials and vote online or a voter information form and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions to vote online (or by telephone if you received a voter information form), or complete and return the voter information form in accordance with the instructions provided to ensure your vote is counted. If you received a Notice of Internet Availability, you can elect to request to receive a paper copy of proxy materials which will include a voter information form. To vote in person over the internet at the Annual Meeting, follow the instructions below under the question “How do I vote shares at the virtual meeting?” However, you will first need to register to attend the meeting by following the instructions below under the question “How do I register to attend the virtual meeting as a beneficial owner?”. Registering to attend the virtual meeting as a beneficial owner will enable you to obtain a control number that will be necessary to vote your shares at the Annual Meeting.

How many votes do I have?

On each proposal, you have one vote for each share of Common Stock you own as of March 23, 2022.

Who is paying for this proxy solicitation?

We are paying for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, employees, and agents may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any special compensation for soliciting proxies. We may reimburse brokerage firms, banks, dealers, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability, proxy card or voter information form?

If you receive more than one Notice of Internet Availability, proxy card or voter information form, your shares are registered in more than one name or are registered in different accounts. Please respond to each Notice of Internet Availability or please complete, sign, and return each proxy card or voter information form to ensure all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

You may enter a new vote over the internet in advance of the Annual Meeting or by submitting another properly completed proxy card with a later date. To request a new proxy card, you should call our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”) at (800) 937-5449 or mail a request to our transfer agent at 6201 15th Avenue, Brooklyn, NY 11219, Attn: Shareholder Services Dept.

You may send a written notice revoking your proxy to Continental Resources, Inc., 20 N. Broadway, Oklahoma City, Oklahoma 73102, Attn: James R. Webb, Secretary.

You may attend the Annual Meeting and vote in person over the internet during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your Broker, you should follow the instructions provided by your Broker to revoke your proxy.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum is present if at least a majority of the issued and outstanding shares entitled to vote are represented by shareholders present at the Annual Meeting or by proxy. On the Record Date, there were 363,127,767 shares issued and outstanding and entitled to vote. Therefore, 181,563,884 shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your Broker), or if you vote in person over the internet at the Annual Meeting. Abstentions and withhold authority votes will be counted towards the quorum requirement and broker non-votes (discussed immediately below) will be counted toward the quorum requirement assuming the Broker is entitled to vote the applicable shares on at least one discretionary proposal. If there is no quorum, the Chairman of the Annual Meeting may adjourn the Annual Meeting to another date.

What are broker non-votes?

A broker non-vote occurs when the Broker is unable to vote the shares it holds on behalf of a beneficial owner (such shares are said to be held in “street name”) because a proposal is not routine and the beneficial owner has not provided any voting instructions on that matter. NYSE rules determine whether proposals are routine. If a proposal is routine, a Broker holding shares in street name may vote on the proposal without voting instructions. If a proposal is not routine, the Broker may vote on the proposal only if the beneficial owner has provided voting instructions. If a Broker does not receive instructions for a non-routine proposal, the Broker will return a proxy card without a vote on that proposal, which is commonly referred to as a “broker non-vote.” The ratification of Grant Thornton’s appointment is a routine proposal, but the election of directors, approval of the Company’s 2022 Long-Term Compensation Program and say on pay proposal are not routine proposals under applicable NYSE rules.

How do I register to attend the virtual meeting as a shareholder of record?

You can attend the meeting and register to participate in the Annual Meeting by accessing https://web.lumiagm.com/294221297 and selecting the button “I have a Control Number.” You will then be directed to a screen where you will enter: (i) the 11-digit control number on the proxy card previously sent to you by AST; and (ii) the meeting password “continental2022”. Please note the meeting password is case sensitive. Once you have completed these steps, select the “login” button, which will take you to the Annual Meeting page where you can vote, submit written questions, and listen to the meeting (referred to herein as the “Meeting Page”).

How do I register to attend the virtual meeting as a beneficial owner?

If you were a beneficial owner of record as of March 23, 2022 (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent to register to participate in the Annual Meeting. Note it can take up to two weeks to obtain a legal proxy from your broker, bank, or agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, AST, at proxy@astfinancial.com, and should be labeled “request for Co. # 15389 control number” in the subject line. Requests for registration must be received by AST no later than 5:00 p.m. Eastern Daylight Time, on Wednesday, May 12, 2022. You will then receive a confirmation of your registration, with an 11-digit control number, by email from AST. At the time of the meeting, follow the directions appearing above under the question “How do I register to attend the virtual meeting as a shareholder of record?”, except you will enter the 11-digit control number received as a result of submitting your legal proxy to AST.

Only shareholders of record and beneficial owners of record who have registered as described above will be allowed to vote and ask questions during the Annual Meeting.

How do I vote shares at the virtual meeting?

If you are attending the Annual Meeting as a shareholder of record or beneficial owner and you have registered for the meeting, you can vote over the internet during the meeting by clicking the link “Proxy Voting Site” on the Meeting Page, once you have registered to attend the meeting as a shareholder of record or beneficial owner as described above and following the prompts.

Whether you plan to attend the Annual Meeting, we urge you to vote in advance of the meeting by one of the methods described above.

How do I ask questions at the virtual meeting?

If you are attending the Annual Meeting as a shareholder of record or beneficial owner, who has registered for the meeting, you can ask questions by clicking the messaging icon on the right side of the toolbar appearing at the top of the Meeting Page and then typing and submitting your question.

How do I attend the virtual meeting as a guest?

If you are a record holder or beneficial owner and would like to enter the Annual Meeting as a guest in listen-only mode, go to https://web.lumiagm.com/294221297 and select the button “I am a guest”. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

What vote is required to approve the election of directors (Item 1 on the proxy card)?

Directors are elected by a plurality of the votes cast at the Annual Meeting (that is the seven director nominees receiving the greatest number of votes cast will be elected). While votes “withheld” will not have an effect on the outcome of the elections, our Bylaws provide that, if a nominee for director receives a greater number of votes “withheld” from his or her election than votes “for” such election, he or she must submit his or her offer of resignation for consideration by the Nominating Committee. Broker non-votes will not have an effect on the outcome since they do not count as a vote in favor of a nominee under the plurality standard.

Why is shareholder approval needed in connection with the Company’s 2022 Long-Term Incentive Plan (Item 2 on the proxy card)?

Sections 312.03(a) and 303A.08 of the NYSE Listed Company Manual requires shareholder approval of any equity compensation plan. The 2022 Plan is an equity compensation plan subject to this provision of the NYSE Listed Company Manual.

What vote is required to approve the Company’s 2022 Long-Term Incentive Plan (Item 2 on the proxy card)?

Section 312.07 of the NYSE Listed Company Manual provides the minimum vote required for approval of this proposal is approval by a majority of votes cast on the proposal, and the Company must calculate the votes cast in accordance with its governing documents and any applicable state law. Oklahoma state law requires any proposal submitted to the Company’s shareholders be approved by a majority of the shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote on the proposal to approve the 2022 Plan at the Annual Meeting because abstentions are treated as entitled to vote under state law. Since the proposal to approve the 2022 Plan at the Annual Meeting is not a routine proposal, broker non-votes will not be treated as entitled to vote and accordingly will have no impact on the outcome of this vote for purposes of Oklahoma state law.

What vote is required to approve the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm (Item 3 on the proxy card)?

Under Oklahoma state law the ratification of the selection of Grant Thornton as our independent registered public accounting firm requires a majority of the shares present in person or represented by proxy and entitled to vote on the matter vote “for” the proposal. If you “abstain” from voting, it will have the same effect as an “against” vote because abstentions are treated as entitled to vote under Oklahoma state law.

What vote is required to approve the compensation of the named executive officers (Item 4 on the proxy card)?

Oklahoma state law requires the proposal to approve the compensation of the named executive officers be approved by a majority of the shares present in person or represented by proxy and entitled to vote on the matter. If you “abstain” from voting, it will have the same effect as an “against” vote on the proposal to approve, by a non-binding vote, the compensation of the Company’s named executive officers, because abstentions are treated as entitled to vote under state law. Since this proposal is not a routine proposal, broker non-votes will not be treated as entitled to vote on the matter and accordingly will have no impact on the outcome of this vote.

What if I do not mark a voting choice for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendation for each proposal with respect to which a voting choice is not indicated.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the meeting, proxies will be voted at the discretion of the proxy holders.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You may change or revoke your proxy until it is voted. As always, we encourage you to vote your shares prior to the Annual Meeting.

How does the Board recommend I vote on the proposals?

The Board recommends you vote:

FOR the seven nominees for director (Item 1 on the proxy card);

FOR approval of the Company’s 2022 Long-Term Incentive Plan (Item 2 on the proxy card);

FOR the ratification of the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Item 3 on the proxy card); and

FOR approval, by a non-binding vote, of the compensation of our named executive officers (Item 4 on the proxy card).

Who will serve as the inspector of election at the Annual Meeting?

We anticipate James R. Webb, our Senior Vice President, General Counsel, Chief Risk Officer and Secretary, will serve as the inspector of election and will tabulate the proxies and ballots at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Form 8-K filed within four business days after the Annual Meeting.

Other Matters

Our Board does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Annual Meeting of Shareholders and referred to herein. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended the proxy solicited hereby be voted as to any such matter in accordance with the recommendations of our Board.

ANNEX A

NYSE Independence Standards Generally Applicable to Directors

The Board of Directors uses the independence standards of the New York Stock Exchange (“NYSE”) generally applicable to directors to determine the independence of its members. These are set forth below, omitting commentary and definitions. Defined terms are marked with asterisks and have the meanings set forth in Section 303A.02 of the NYSE Listed Company Manual.

No director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the *listed company* (either directly or as a partner, shareholder or officer of an organization that has a relationship with the *company*).

In addition, in affirmatively determining the independence of any director who will serve on the compensation committee of the listed company’s board of directors, the board of directors must consider all factors specifically relevant to determining whether a director has a relationship to the listed company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

(A) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the listed company to such director; and

(B) whether such director is affiliated with the listed company, a subsidiary of the listed company or an affiliate of a subsidiary of the listed company.

In addition, a director is not independent if:

(i) The director is, or has been within the last three years, an employee of the listed company, or an *immediate family member* is, or has been within the last three years, an *executive officer*, of the listed company.

(ii) The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii) (A) The director is a current partner or employee of a firm that is the listed company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

(iv) The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v) The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

A-1

ANNEX B

CONTINENTAL RESOURCES, INC.

2022 LONG TERM INCENTIVE PLAN

1.    Purpose. The purpose of the Continental Resources, Inc. 2022 Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) Continental Resources, Inc., an Oklahoma corporation (the “Company”), and the Affiliates may attract, retain and motivate qualified persons as employees, directors, consultants, and other individual service providers, thereby enhancing the profitable growth of the Company and the Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and the Affiliates rest, and whose present and potential contributions to the Company and the Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and the Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2.     Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Affiliate” means, with respect to any person or entity, any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)    “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.

(c)    “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.

(d)    “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cash Award” means an Award denominated in cash granted under Section 6(i).

(g)    “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:

(i)    The consummation of an agreement to acquire or a tender offer for the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of 50% or more of either (x) the then-outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below or (E) any transaction in which the Outstanding Stock or Outstanding Company Voting Securities are issued, sold or transferred to an Excluded Person;

(ii)    The individuals constituting the Board on the Effective Date (the “Incumbent Directors”) cease for any reason (other than due to death or Disability) to constitute at least majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this definition, regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;

(iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, or an acquisition of assets of another entity that results in the Company engaging in a transaction that has a similar result as the foregoing actions (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then-outstanding shares of common stock or common equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no person, excluding any employee benefit plan (or related trust) of the Company, an Excluded Person or the entity resulting from such Business Combination, beneficially owns, directly or indirectly, 20 or more of, respectively, the then-outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding any provision of this Section 2(g), for purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control described in subsection (i), (ii), (iii) or (iv) above with respect to such Award will mean both a Change in Control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of the Nonqualified Deferred Compensation Rules as applied to the Company.

(h)    “Change in Control Price” means the amount determined in the following clause or clauses, as determined by the Committee to most appropriately reflect the transaction(s) at issue: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(j)    “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members. For purposes of this Plan, the term “Committee” shall also include the Board to the extent the Board elects to administer the Plan, and shall also include any individual that has received administrative delegation from the Committee pursuant Section 3(c) of this Plan.

(k)    “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically verifiable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Committee.

(l)    “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(m)    “Effective Date” means May 19, 2022.

(n)    “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any Affiliate, and any other person who provides services to the Company or any Affiliate, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(p)    “Excluded Person” means (i) Harold G. Hamm (“Hamm”), (ii) any of Hamm’s lineal descendants, (iii) Hamm’s guardian or other legal representative of Hamm or Hamm’s estate, (iv) any trust of which at least one of the trustees is Hamm, or the principal beneficiaries of which are any one or more of the persons or entities described in clause (i) through (iii) above, (v) any person or entity that is controlled by any one or more of the persons or entities described in clause (i) through (iv) above, (vi) any group (within the meaning of the Exchange Act and the rules of the SEC thereunder) that includes one or more of the persons or entities described in clauses (i) through (v) above, provided that such persons and entities described in clauses (i) through (v) above control more than 50% of the voting power of such group.

(q)    “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

(r)     “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(s)    “Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(t)    “Nonstatutory Option” means an Option that is not an ISO.

(u)    “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.

(v)    “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).

(w)    “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(x)    “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(y)    “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(z)    “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).

(aa)    “Retirement” means, unless otherwise set forth within an Award Agreement, the termination of an Eligible Person’s employment with the Company or Affiliate on or after attaining age sixty two (62).

(bb)    “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(cc)    “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).

(dd)    “SEC” means the Securities and Exchange Commission.

(ee)    “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(ff)    “Stock” means the Company’s common stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(gg)    “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).

(hh)    “Substitute Award” means an Award granted under Section 6(j).

3.     Administration.

(a)    Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:

(i)    designate Eligible Persons as Participants;

(ii)    determine the type or types of Awards to be granted to an Eligible Person;

(iii)    determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv)    determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance or other goals);

(v)    modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi)    determine the treatment of an Award upon a termination of employment or other service relationship;

(vii)    impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii)    interpret and administer the Plan and any Award Agreement;

(ix)    correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x)    make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant. The Committee’s determinations need not be uniform with respect to Participants, and need not apply consistently across Awards.

(b)    Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.

(c)    Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not, acting alone, grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

(d)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Affiliate, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)    Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any Affiliate operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.     Stock Subject to the Plan.

(a)    Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, (i) 8,000,000 shares of Stock plus (ii) any shares of Stock that are available for issuance under the Amended and Restated Continental Resources, Inc. 2013 Long-Term Incentive Plan as of the Effective Date are reserved and available for delivery with respect to Awards. The amount in clause (i) of the preceding sentence shall also be the total number of shares available for the issuance of shares upon the exercise of ISOs.

(b)    Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)    Availability of Shares Not Delivered under Awards. If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of Stock subject to such Award (including (i) shares forfeited with respect to Restricted Stock, and (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards) shall not be considered “delivered shares” under the Plan, shall be available for delivery with respect to Awards. If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4. Notwithstanding the foregoing, the following shares of Stock will not be available for future Awards under this Plan: (A) shares withheld, or otherwise tendered by Participants, as full or partial payment to the Company upon the exercise of Options granted under this Plan; or (B) shares reserved for issuance upon the grant of SARs to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs.

(d)    Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 5(b), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated).

(e)    Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, including shares purchased on the open market.

5.     Eligibility; Award Limitations for Non-Employee Members of the Board.

(a)    Awards may be granted under the Plan only to Eligible Persons.

(b)    In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be granted Awards for such individual’s service on the Board having a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $1,000,000; provided, that for any calendar year in which a non-employee member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards may be granted to such non-employee member of the Board in excess of such limit; provided, further, that the limit set forth in this Section 5(b) shall be applied without regard to (A) cash fees paid to a non-employee member of the Board during such calendar year (or grants of Awards, if any, made to a non-employee member of the Board in lieu of all or any portion of such cash fees) or (B) grants of Awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a director of the Company.

6.     Specific Terms of Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including subjecting such awards to service- or performance-based vesting conditions. Without limiting the scope of the preceding sentence, with respect to any performance-based conditions, (i) the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and (ii) any such performance goals may relate to the performance of the Participant, the Company (on a consolidated basis), or to specified subsidiaries, business or geographical units or operating areas of the Company, (iii) the performance period or periods over which performance goals will be measured shall be established by the Committee, and (iv) any such performance goals and performance periods may differ among Awards granted to any one Participant or to different Participants. Except as otherwise provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

(b)    Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:

(i)    Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii)    Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).

(iii)    ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8 below, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.

(c)    SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)    Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)    Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii)    Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.

(iv)    Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)    Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, cash dividends paid on a share of Restricted Stock, or Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, and no interest shall be paid during any deferral period.

(e)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:

(i)    Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.

(ii)    Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)    Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other Stock-Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)    Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(j)    Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules, Section 424 of the Code and the guidance and regulations promulgated thereunder, if applicable, and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

7.     Certain Provisions Applicable to Awards.

(a)    Limit on Transfer of Awards.

(i)    Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)    Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)    To the extent specifically provided by the Committee and permitted pursuant to Form S-8 and the instructions thereto, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish; provided, however, that no Award (other than a Stock Award) may be transferred to a third-party financial institution for value.

(iv)    An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c)    Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)    Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and the Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

8.     Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)    Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)    Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(c)    Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations. Notwithstanding the foregoing, Awards that already have a right to receive extraordinary cash dividends as a result of Dividend Equivalents or other dividend rights will not be adjusted as a result of an extraordinary cash dividend.

(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(d)    Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e)    Change in Control and Other Events. In the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(i)    accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

(ii)    redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to an SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;

(iii)    cancel, substitute or modify Awards that remain subject to a restricted period as of the date of a Change in Control or other such event in exchange for a cash payment, other property or consideration, a substitute Award, or a substitution of the form of settlement of that Award (including substituting a Stock-settled Award for a cash-settled Award), in each case, which is equivalent to the economic value of the cancelled, substituted or modified Award as of the date of the applicable event, with the

Committee making valuation assumptions deemed appropriate to reflect the Change in Control or other such event giving rise to the cancellation; or

(iv)    make such other adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);

provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

(f)    Vesting Upon Change in Control. Notwithstanding any other provision in this Plan to the contrary, unless expressly provided otherwise in the applicable Award Agreement, Awards granted under the Plan to any Eligible Person shall be immediately vested, fully earned and exercisable upon the occurrence of a Change in Control.

9.     General Provisions.

 (a)    Termination of Employment; Termination of Service.

(i)    If an Eligible Person’s employment with the Company or Affiliate terminates a result of death, Disability or Retirement, the Eligible Person (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three (3) months from such date of termination (one year in the case of death or a Disability that is also a “disability” within the meaning of Section 22(e)(3) of the Code, in lieu of the three-month period). If an Eligible Person’s employment terminates for any other reason, the Eligible Person shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three (3) months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Committee may, in its sole discretion, accelerate the vesting of unvested Awards in the event of termination of employment of any Participant.

(ii)    If an Eligible Person’s service relationship with the Company or Affiliate terminates, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Person’s Award Agreement or by the Committee. The Eligible Person will have a period of one (1) year following the termination date of the service relationship to exercise any Nonstatutory Options which were otherwise exercisable on the termination date.

(iii)    Notwithstanding the foregoing in clauses (i) and (ii) of this Section 9(a), the Committee may provide for alternative treatment of Awards in an Award Agreement.

(b)    Tax Withholding. The Company and any Affiliate are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including through delivery of previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(c)    Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the

Company or any Affiliate, (ii) interfering in any way with the right of the Company or any Affiliate to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) other than as associated with the rights of a holder of a Restricted Stock Award, conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(d)    Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Oklahoma, without giving effect to any conflict of law provisions thereof, except to the extent Oklahoma law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Oklahoma, unless otherwise set forth in an Award Agreement.

(e)    Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(f)    Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(g)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(h)    Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(i)    Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(j)    Facility of Payment. Any amounts payable hereunder to any individual under Disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k)    Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.

(l)    Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(l) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(m)    Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. As of the Effective Date, the Plan and all Awards granted hereunder shall be subject to the Continental Resources, Inc. Clawback Policy, as amended. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(n)    Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(o)    Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is May 19, 2032. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

10.    Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. Notwithstanding the foregoing, the Committee may take any action without the consent of an affected Participant that materially and adversely affects the rights of such Participant under any previously granted and outstanding Award if such action is taken to comply with changes in applicable laws, regulations, or listing standards of the national securities exchange on which the Stock is listed (if any). For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

ANNUAL MEETING OF SHAREHOLDERS OF

CONTINENTAL RESOURCES, INC.

May 19, 2022

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, Proxy Statement, Proxy Card and the Annual Report

are available at https://materials.proxyvote.com/212015

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

∎	20730303000000000000 3	051922

You may withhold the authority of the Proxies to vote for any nominee to be elected as a director of the Company by marking the WITHHOLD AUTHORITY box set forth next to such nominee’s name.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:			2.	Approval of the Company’s 2022 Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ William B. Berry ¡ Harold G. Hamm ¡ Shelly Lambertz ¡ Lon McCain ¡ John T. McNabb, II ¡ Mark E. Monroe ¡ Timothy G. Taylor
					FOR	AGAINST	ABSTAIN
			3.	Ratification of selection of Grant Thornton LLP as independent registered public accounting firm.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
			4.	Approve, by a non-binding vote, the compensation of the named executive officers.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the recommendations of the Board. The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

∎	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

ANNUAL MEETING OF SHAREHOLDERS OF

CONTINENTAL RESOURCES, INC.

May 19, 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/294221297 (password: continental2022) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, Proxy Card and the Annual Report are available at https://materials.proxyvote.com/212015

i        Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.       i

∎	20730303000000000000 3	051922

You may withhold the authority of the Proxies to vote for any nominee to be elected as a director of the Company by marking the WITHHOLD AUTHORITY box set forth next to such nominee’s name.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:			2.	Approval of the Company’s 2022 Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ William B. Berry ¡ Harold G. Hamm ¡ Shelly Lambertz ¡ Lon McCain ¡ John T. McNabb, II ¡ Mark E. Monroe ¡ Timothy G. Taylor
					FOR	AGAINST	ABSTAIN
			3.	Ratification of selection of Grant Thornton LLP as independent registered public accounting firm.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
			4.	Approve, by a non-binding vote, the compensation of the named executive officers.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the recommendations of the Board. The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.
INSTRUCTIONS: To withhold authority to vote for any individual nominee (s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

∎	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

0                     ∎

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONTINENTAL RESOURCES, INC.

20 N. Broadway

Oklahoma City, Oklahoma 73102

(405) 234-9000

The undersigned hereby appoints James Webb and John Hart, and each of them, as proxies (the “Proxies”), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of stock of Continental Resources, Inc. held of record by the undersigned on the record date at the Annual Meeting of Shareholders to be held on May 19, 2022, or any postponement or adjournment thereof.

(Continued and to be signed on the reverse side)

∎ 1.1	14475 ∎